UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SiTime Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SITIME CORPORATION

5451 Patrick Henry Drive

Santa Clara, California 95054

(408) 328-4400

Dear Stockholder:

You are cordially invited to attend our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m., Pacific Time, on Thursday, June 2, 2022, and will be a completely virtual meeting of stockholders.

Due to the public health impact of the coronavirus pandemic (“COVID-19”) and because we believe that the virtual meeting format expands stockholder access and participation and improves communications, the Annual Meeting will be held in a virtual meeting format only.

You will be able to attend the Annual Meeting, vote, and submit your questions during the meeting only via live webcast by visiting https://meetnow.global/MKKF9SJ. To participate in the meeting, you will need to review the information included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you elected to receive proxy materials by mail. You will not be able to attend the meeting in person.

The notice of the Annual Meeting (the “Notice of Annual Meeting”) and the Proxy Statement have been made part of this invitation.

Details regarding logging onto and attending the meeting over the website and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement, as well as in the Notice. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, even if you intend to attend the Annual Meeting, we ask that you please promptly vote via the Internet or by telephone, or if you receive a paper proxy card, please promptly submit your proxy by dating, signing, and returning the enclosed proxy card in the enclosed postage-prepaid envelope, to ensure that your votes are counted. If you vote via the Internet, vote by telephone, or submit your proxy card, you can still attend the Annual Meeting virtually. Please review the instructions on each of your voting options described in the accompanying Proxy Statement and Notice.

The board of directors and management of SiTime Corporation look forward to your attendance at the Annual Meeting.

By:	/s/ Rajesh Vashist
Rajesh Vashist
Chairman, President and Chief Executive Officer

April 20, 2022

SITIME CORPORATION

5451 Patrick Henry Drive

Santa Clara, California 95054

(408) 328-4400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 2, 2022

To Our Stockholders:

SiTime Corporation will hold its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) at 9:00 a.m., Pacific Time, on Thursday, June 2, 2022, and it will be a completely virtual meeting of stockholders via live webcast at: https://meetnow.global/MKKF9SJ. We are holding the Annual Meeting:

•

to elect three Class III directors, Raman K. Chitkara, Katherine E. Schuelke, and Rajesh Vashist, to serve until the 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified;

•	to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement;

•	to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers;

•	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Due to the public health impact of the coronavirus pandemic (“COVID-19”) and because we believe that the virtual meeting format expands stockholder access and participation and improves communications, the Annual Meeting will be held via live webcast only. However, we have not decided if we will use a virtual meeting only format for future meetings.

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: https://meetnow.global/MKKF9SJ. To participate in the meeting, you must review the information included on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. Further information about how to attend the Annual Meeting online, vote your shares online during the meeting, and submit questions online during the meeting is included in the Proxy Statement.

Only stockholders of record at the close of business on April 8, 2022 are entitled to notice of, and to vote while attending the Annual Meeting on the Internet. For 10 days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination for any purpose germane to the Annual Meeting during normal business hours at the Corporate Secretary’s office at 5451 Patrick Henry Drive, Santa Clara, California 95054. Due to COVID-19 please email us at investor.relations@sitime.com to arrange a time to review. In addition, the list of stockholders entitled to vote at the Annual Meeting will be available to be accessed at the Annual Meeting. Instructions on how to do so will be given at the Annual Meeting.

You are cordially invited to attend the Annual Meeting live via the Internet. It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting live via the Internet, we hope that you will promptly vote and submit your proxy by dating, signing, and returning the enclosed proxy card if you receive a paper proxy card, or vote via the Internet or by telephone. This will not limit your rights to attend or vote during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By the Order of the Board of Directors,

/s/ Vincent Pangrazio
Vincent Pangrazio
Executive Vice President, Chief Legal Officer, and Corporate Secretary

Santa Clara, California

April 20, 2022

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 2, 2022: our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.investorvote.com/SITM.

SITIME CORPORATION

5451 Patrick Henry Drive

Santa Clara, California 95054

(408) 328-4400

To Be Held June 2, 2022

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2022

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2022

This proxy statement and our Annual Report to Stockholders, which is our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available at www.investorvote.com/SITM.

MEETING AGENDA

Proposal No.	Proposal	Board Vote Recommendation
1	to elect three Class III directors, Raman K. Chitkara, Katherine E. Schuelke, and Rajesh Vashist, to serve until the 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified	For each SiTime director nominee

2	to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement	For

3	to indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers	For one year

4	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	For

We intend to mail the Notice of Internet Availability of Proxy Materials relating to the Annual Meeting on or about April 20, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors (the “Board”) of SiTime Corporation, a Delaware corporation, of your proxy to vote at our 2022 Annual Meeting of Stockholders and any adjournments or postponements thereof (also referred to herein as the “Annual Meeting”). Our Annual Meeting will be held at 9:00 a.m., Pacific Time, on Thursday, June 2, 2022 via live webcast at https://meetnow.global/MKKF9SJ.

As used in this Proxy Statement, references to “we,” “us,” “our,” and “SiTime” refer to SiTime Corporation and our consolidated subsidiaries. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

Our Board is soliciting your proxy to vote at our Annual Meeting, including at any adjournments or postponements of the meeting. You are invited to attend the Annual Meeting via the webcast to vote on the proposals described in the Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or through the Internet, or if you receive a paper proxy card in the mail, by completing, signing and returning the proxy card by mail.

We intend to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 20, 2022 to all stockholders of record entitled to vote at the Annual Meeting.

Why is the Annual Meeting being held as a virtual meeting via webcast?

Due to the public health impact of the coronavirus pandemic (“COVID-19”) and because we believe that the virtual meeting format expands stockholder access and participation and improves communications, the Annual Meeting will be a completely virtual meeting of stockholders. There will not be a physical meeting location and you will not be able to attend in person.

Will future annual meetings also be held in a virtual format?

In addition to concerns over the public health impact of COVID-19, we also believe that the virtual meeting format expands stockholder access and participation and improves communications. However, we have not decided if we will use a virtual meeting format for future meetings.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice because the Board is soliciting your vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice and may request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 30, 2022. In addition, if you wish, we will send you paper copies of our proxy materials, including a proxy card. Instructions on how to request paper copies of the proxy materials can be found in the Notice.

How can I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to vote at and participate in the Annual Meeting only if you were a stockholder of record of SiTime as of the close of business on April 8, 2022, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

To attend the Annual Meeting online and submit your questions during the meeting visit https://meetnow.global/MKKF9SJ. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card, or on the instructions included in the instructions that accompanied your proxy materials. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting website or you may call 1-888-724-2416. There will be technicians available to assist you. The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser for the virtual meeting platform.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below to participate in the Annual Meeting.

The online meeting will begin promptly at 9:00 a.m., Pacific Time, on June 2, 2022. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 8, 2022 will be entitled to vote at the Annual Meeting. On the record date, there were 21,041,857 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 8, 2022, your shares were registered directly in your name with SiTime’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote at https://meetnow.global/MKKF9SJ during the Annual Meeting, via the Internet, by mail, or by telephone as described below. Giving a proxy will not affect your right to vote during the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below or if you receive a paper proxy card, fill out and return the proxy mailed to you, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 8, 2022, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. Stockholders holding shares through a bank or broker should follow the instructions on the voting instruction card received from the bank or broker. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting or ask questions unless you request and obtain a valid proxy from your broker, bank or other agent and register with Computershare in advance. To register to vote or ask questions at the Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your

SiTime Corporation holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Friday, May 27, 2022. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail: Computershare

SiTime Corporation Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

What am I voting on?

There are four matters scheduled for a vote:

•	Election of the directors named as nominees in this Proxy Statement;

•	Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

•	Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and

•	Ratification of the appointment by the audit committee of the Board of BDO USA, LLP as the independent registered public accounting firm of SiTime for its fiscal year ending December 31, 2022.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominees to the Board or you may “Withhold” your vote for one or more of the nominees. With regard to the advisory vote on how frequently we should solicit stockholder advisory approval of named executive compensation, you may vote for any one of: one year, two years, or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at https://meetnow.global/MKKF9SJ during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at that time even if you have already voted by proxy.

•

Voting via the Internet. To vote through the Internet before the Annual Meeting, go to http://www.investorvote.com/SITM to complete an electronic proxy card. You will need to review the information included on the Notice or your proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on June 1, 2022 to be counted. We encourage you to vote via the Internet.

•

Voting by telephone. To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone telephone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Pacific Time, on June 1, 2022 to be counted.

•

Voting by mail. To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

Voting at the Annual Meeting. To vote at the Annual Meeting, you must join live online at https://meetnow.global/MKKF9SJ. The webcast will start at 9:00 a.m., Pacific Time. To participate and vote in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card (if you received a printed copy of the proxy materials), or on the instructions included in the instructions that accompanied your proxy material. You may vote and submit questions while attending the meeting online.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from SiTime. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent, register with Computershare in advance as described above, and vote in accordance with the procedures described above. Follow the instructions from your broker or bank or contact your broker or bank to request a proxy form.

We provide telephone and Internet proxy voting to allow you to vote your shares telephonically or online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your telephone or Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 8, 2022.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by telephone, through the Internet, by completing your proxy card, or at https://meetnow.global/MKKF9SJ during the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in “street name” and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter under the New York Stock Exchange (NYSE) rules (also applicable to companies listed on The Nasdaq Stock Market LLC (“Nasdaq”)). Brokers and nominees can use their discretion to vote “uninstructed” shares only with respect to matters that are considered to be “routine.” They may not vote your shares with respect to matters that are considered “non-routine” and for these matters your shares will be left unvoted. “Non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), approval of equity incentive plans, and certain corporate governance proposals, even if management-supported. Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter under applicable NYSE rules. Proposals 1 (election of directors), 2 (advisory approval of compensation of our named executive officers), and 3 (frequency of advisory vote on named executive officer compensation), are not considered routine matters, and without your instruction, your broker cannot vote your shares on these matters. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. However, as brokers do not have discretionary authority to vote on Proposals 1, 2, or 3, broker non-votes will not be counted for the purpose of determining the number of votes entitled to vote on Proposals 1, 2, or 3. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, or 3 without your instructions, but may vote your shares on Proposal 4.

If you are a beneficial owner of shares held in “street name” you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from such organization in order to ensure your shares are voted in the way you would prefer.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the advisory approval of named executive officer compensation, “For” one year as the preferred frequency of advisory votes to approve named executive officer compensation, and “For” the ratification of BDO USA, LLP as the independent registered public accounting firm of SiTime for its fiscal year ending December 31, 2022. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who am I being asked to appoint as proxy holders and what does it mean?

Our Board asks you to appoint Arthur D. Chadwick and Vincent P. Pangrazio as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting by telephone, through the Internet, or by completing your proxy card.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our amended and restated bylaws (“Bylaws”), may be properly presented for action at the Annual Meeting. Our Board knows of no other matters that will be presented for consideration at the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

SiTime Corporation

Attention: Investor Relations

5451 Patrick Henry Drive

Santa Clara, California 95054

Tel: (408) 328-4400

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

Can I change or revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit a properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to SiTime’s Corporate Secretary.

•

You may attend the Annual Meeting via the live webcast and vote. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote at the Annual Meeting.

Your most recent vote, whether at the Annual Meeting, by proxy card or by telephone or Internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Stockholders holding shares through a bank or broker should follow the instructions for revocation provided by the bank or broker.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to the election of the directors, “For” and “Withhold” votes and broker non-votes; with respect to the proposal regarding frequency of stockholder advisory votes to approve named executive officer compensation, votes for frequencies of one year, two years, or three years, abstentions and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposal 2, 3, and 4 and will have the same effect as “Against” votes for those proposals. Broker non-votes on Proposals 1, 2, and 3 will have no effect and will not be counted towards the vote total for those proposals. Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine,” and the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

For the election of the directors, Proposal 1, the three nominees receiving the most “For” votes from the holders of votes of shares present at the meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect. There is no cumulative voting for the election of directors. However, if the majority of the votes cast for a director are marked “withheld,” then notwithstanding the valid election of such director, such director shall promptly tender his or her resignation for consideration by our Board. Our Board will determine whether to accept the resignation of such director, taking into account any recommendation of the nominating and corporate governance committee.

•

To be approved, Proposal No. 2, advisory approval of the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•

For Proposal No. 3, the advisory vote on the frequency of stockholder advisory votes on named executive officer compensation, the frequency receiving the votes of the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote will be considered the frequency preferred by the stockholders. If you “Abstain” from voting, it will have the same effect as an “Against” vote on each of the proposed voting frequencies. Broker non-votes will have no effect.

•

To be approved, Proposal 4, the ratification of the appointment by the audit committee of the Board of BDO USA, LLP as the independent registered public accounting firm of SiTime for its fiscal year ending December 31, 2022, must receive “For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•	All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present at the meeting or represented by proxy and entitled to vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting or represented by proxy. On the record date, there were 21,041,857 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote by telephone, over the Internet or at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum either the chairman of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual

Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What are the implications of having been a “smaller reporting company” in 2021?

We were a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the end of 2021 and therefore are permitted to take advantage of certain reduced public company reporting requirements for this proxy statement, including scaled disclosure permitted for executive compensation disclosures by smaller reporting companies.

PROPOSAL 1:

ELECTION OF DIRECTORS

Directors and Nominees

Our amended and restated bylaws (“Bylaws”) and amended and restated certificate of incorporation (“Certificate of Incorporation”) provide that the authorized number of directors shall be set from time to time by resolution of our Board. Our Board is divided into three classes: Class I, Class II, and Class III. Each class has a three-year term:

•	Our Class I directors are Torsten G. Kreindl and Akira Takata and their terms will expire at the annual meeting to be held in 2023.

•	Our Class II directors are Edward H. Frank, Christine A. Heckart, and Tom D. Yiu and their terms will expire at the at the annual meeting to be held in 2024.

•	Our Class III directors are Raman K. Chitkara, Katherine E. Schuelke, and Rajesh Vashist and their terms will expire at the Annual Meeting.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of SiTime. Our directors may be removed for cause by the affirmative vote of the holders of at least a majority of our voting stock issued and outstanding and entitled to vote.

Our Board, upon the recommendation of the nominating and corporate governance committee, has selected Raman K. Chitkara, Katherine E. Schuelke, and Rajesh Vashist, as nominees for election as Class III directors at the Annual Meeting. If elected at the Annual Meeting, these directors would serve until the annual meeting of stockholders to be held in 2025 or until they resign, are removed, or their successors are elected and qualified. Each person nominated for election has agreed to serve if elected. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.

The names of the nominees and certain biographical information about the nominees, including each director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the nominating and corporate governance committee to recommend that the nominee should continue to serve on our Board, are set forth below. All of the nominees are currently serving as directors and were appointed to the Board prior to our initial public offering in 2019 upon the recommendation of our Chief Executive Officer. It is our policy to encourage nominees for director to attend the Annual Meeting. Four of our directors attended the 2021 annual meeting of stockholders.

Class III Nominees

Raman K. Chitkara has served as a member of our Board since November 2019 and as lead independent director of our Board since January 2020. Since January 2021, Mr. Chitkara has served as a board member and chair of the audit committee of Arteris, Inc. (Nasdaq: AIP), a provider of interconnect and other intellectual property technology. From September 1984 to June 2018, Mr. Chitkara worked at PricewaterhouseCoopers LLP (“PwC”), a public accounting firm, where he served in various capacities including as partner, global technology industry leader and global semiconductor industry leader. During his tenure at PwC, Mr. Chitkara held numerous leadership positions, including membership of the audit quality board and leader of the global assurance technology, information, communication, entertainment, and media practice. Mr. Chitkara served as a board member and chair of the audit committee of Xilinx, Inc. (Nasdaq: XLNX), a technology and programmable logic device company, from August 2018 to February 2022. Mr. Chitkara received a bachelor of commerce in accounting and business management from Shri Ram College of Commerce. We believe Mr. Chitkara is qualified to serve on our Board due to his extensive knowledge and experience with public company financial accounting matters for complex global organizations, including those in the semiconductor and technology sectors.

Katherine E. Schuelke has served as a member of our Board since November 2019, and since June 2017 has served as senior vice president, chief legal officer, and corporate secretary of Seagate Technology PLC (Nasdaq: STX), a data storage company, where she is responsible for Seagate’s legal, government affairs, and security functions. From March 1996 to January 2016, Ms. Schuelke was employed by Altera Corporation, where she served as senior vice president, general counsel, and secretary from 2011 to 2016, vice president, general counsel and secretary from 2001 to 2011, and other positions of increasing responsibility from 1996 to 2011. Altera was a semiconductor company which was listed on Nasdaq and subsequently acquired by Intel Corporation in December 2015. Ms. Schuelke received a bachelor’s in economics from the University at Buffalo and a juris doctor from New York University School of Law. We believe Ms. Schuelke is qualified to serve on our Board due to her extensive legal and business experience at public companies and in the semiconductor industry as well as her knowledge of intellectual property, security, international business, risk management, and corporate transactions.

Rajesh Vashist has served as our President and Chief Executive Officer and as a member of our Board since September 2007. Since November 1, 2019, Mr. Vashist has served as Chairman of our Board. Prior to joining SiTime, Mr. Vashist served as chief executive officer and chairman of the board of directors of Ikanos Communications, Inc., a semiconductor and software development company, from July 1999 to October 2006. Mr. Vashist holds a B.S. in engineering from NIT Rourkela in India and an MBA from Marquette University. We believe that Mr. Vashist’s current role as our Chief Executive Officer and his extensive executive leadership and management experience at semiconductor companies qualify him to serve on our Board.

Vote Required

Directors are elected by a plurality vote of the holders of shares present or represented by proxy and entitled to vote on the election of directors, which means that the three nominees for Class III director receiving the most affirmative votes will be elected. However, if the majority of the votes cast for a director are marked “withheld,” then notwithstanding the valid election of such director, such director will voluntarily tender his or her resignation for consideration by our nominating and corporate governance committee. Our Board will determine whether to accept the resignation of such director, taking into account the recommendation of the nominating and corporate governance committee. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH

NAMED NOMINEE FOR CLASS III DIRECTORS OF SITIME.

Executive Officers, Directors and Director Nominees

The following table shows information about our executive officers, continuing directors, and director nominees as of March 31, 2022:

Name	Age	Position
Executive Officers
Rajesh Vashist	64	Chairman, President and Chief Executive Officer
Arthur D. Chadwick	65	Executive Vice President, Chief Financial Officer
Fariborz Assaderaghi	60	Executive Vice President, Technology and Engineering
Lionel Bonnot	54	Executive Vice President, Worldwide Sales and Business Development
Vincent P. Pangrazio	58	Executive Vice President, Chief Legal Officer and Corporate Secretary
Piyush B. Sevalia	54	Executive Vice President, Marketing

Non-Employee Directors
Raman K. Chitkara(1)(2)	63	Director
Edward H. Frank(1)(3)	65	Director
Christine A. Heckart(3)	56	Director
Torsten G. Kreindl(1)(2)	58	Director
Katherine E. Schuelke(2)(3)	59	Director
Akira Takata	63	Director
Tom D. Yiu	69	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

The following presents biographical information for each of our executive officers and directors listed in the table above, other than the director nominees whose information is presented above. With respect to our directors, the biographical information includes each director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes, or skills that caused the nominating and corporate governance committee to recommend that the director should serve on our Board.

Executive Officers

Rajesh Vashist. Mr. Vashist’s biographical information is set forth under “Class III Nominees” above.

Arthur D. Chadwick has served as our Executive Vice President, Chief Financial Officer since September 2019. Prior to joining SiTime, from December 2004 to July 2018, Mr. Chadwick served as vice president of finance and administration, and chief financial officer of Cavium, Inc., a fabless semiconductor company that was listed on Nasdaq and subsequently acquired by Marvell Technology Group Ltd. in July 2018, where he was responsible for financial strategy, planning, accounting and reporting, and treasury and tax. From January 1989 to October 2004, Mr. Chadwick served as senior vice president of finance and administration, and chief financial officer of Pinnacle Systems Inc., a digital video editing company that was listed on Nasdaq and acquired by Avid Technology, Inc. in August 2005. Mr. Chadwick holds a B.S. in mathematics and physics and an MBA in finance, both from the University of Michigan.

Fariborz Assaderaghi has served as our Executive Vice President, Technology & Engineering since December 2020. Prior to joining SiTime, he was the Senior Vice President, Engineering, at Sunrise Memory Corporation from March 2020 until December 2020, where he was responsible for technology and product development. Prior to that, from February 2019 until March 2020, he was the Senior Vice President, Innovation and Advanced Technologies at NXP Semiconductors where he was responsible for technical roadmaps and innovation funnels, and before that held the position of Senior Vice President, Chief Technology Officer for IoT and Security division of NXP Semiconductors from February 2016 until February 2019, where he was jointly responsible for leading research and development. Prior to that, from June 2012 until February 2016, he was the Vice President of the Advanced Technology Development at InvenSense Inc. Prior to that Dr. Assaderaghi held various engineering positions at SiTime, Rambus, and IBM. Dr. Assaderaghi has a Master of Science in Electrical Engineering and a Ph.D. in Electrical Engineering and Computer Science both from the University of California, Berkeley.

Lionel Bonnot has served as our Executive Vice President of Worldwide Sales and Business Development since July 2019 and as Executive Vice President of Business Development from February 2018 to July 2019. Prior to joining SiTime, Mr. Bonnot was at Quantenna Communications (Nasdaq: QTNA), a wireless communication solution company that designs and develops radio frequency and digital Wi-Fi chips, from December 2007 to December 2017. During his 10-year tenure at Quantenna, Mr. Bonnot served as vice president of worldwide sales, senior vice president of business development, and most recently as senior vice president of marketing and business development, where he was responsible for product strategy and roadmap, corporate strategy, partnerships and mergers and acquisitions. Mr. Bonnot also held various positions at Ikanos Communications, Inc., a semiconductor and software development company, from December 2001 to December 2007, including vice president of Europe, vice president of sales for North America and EMEA, and senior director of worldwide sales. Mr. Bonnot holds a M.S. in Computer Science from Ecole Nationale Supérieure d’Informatique in Paris, France.

Vincent P. Pangrazio has served as our Executive Vice President, Chief Legal Officer & Corporate Secretary since June 2020. Mr. Pangrazio previously served as our acting General Counsel in a consultant capacity from March 2020 to June 2020 and had a private law practice from December 2019 until he joined SiTime. From July 2018 to September 2019, Mr. Pangrazio served as Chief Administrative and Legal Officer of HealthTap, Inc., a provider of online access to primary healthcare, where he was responsible for all legal matters. From March 2011 to July 2018, Mr. Pangrazio served as Senior Vice President and General Counsel of Cavium, Inc., a fabless semiconductor company that was listed on Nasdaq and subsequently acquired by Marvell Technology Group Ltd. in July 2018, where he was responsible for management of legal, IT and facilities departments. From January 2000 to March 2011, Mr. Pangrazio was a partner in the business department at the law firm of Cooley LLP. From 1999 to 2000, Mr. Pangrazio served as Vice President and General Counsel for Women.com Networks, Inc., a network of online sites featuring content and services for women. Mr. Pangrazio received a BS degree in Electrical Engineering from Loyola Marymount University and a J.D. degree from Loyola Law School.

Piyush B. Sevalia has served as our Executive Vice President of Marketing since April 2012. Mr. Sevalia previously served as our Vice President of Marketing from March 2008 to April 2012. Prior to joining SiTime, Mr. Sevalia held various marketing positions at Ikanos Communications, a semiconductor and software development company, including vice president of access infrastructure products from October 2006 to March 2008, marketing head of access products from April 2006 to September 2006, and director of product marketing from September 2000 to March 2006. From July 1991 to September 2000, Mr. Sevalia held various positions at Cypress Semiconductor, a semiconductor company, including senior marketing manager, strategic marketing manager, senior/staff applications engineer, and applications engineer. Mr. Sevalia holds a bachelor’s degree in electrical engineering from the University of Mumbai, a master’s degree in electrical engineering from the University of Michigan, and a master’s degree in business administration from the University of California, Berkeley.

Non-Employee Directors

Dr. Edward H. Frank has served as a member of our Board since November 2019 and has served as chief executive officer of Brilliant Lime, Inc., a silicon, systems, and software technology development startup, since October 2017. Dr. Frank serves as a director of Analog Devices, Inc. (Nasdaq: ADI), a semiconductor company, and Marvell Technology Group Ltd., a fabless semiconductor company. Dr. Frank co-founded Cloud Parity, Inc., a voice-of-the-customer company, in December 2013 and served as its chief executive officer until September 2016. From May 2009 to October 2013, Dr. Frank served as vice president of Macintosh hardware systems engineering at Apple Inc. (Nasdaq: AAPL), a multinational technology company. From May 1999 to March 2008, Dr. Frank served as corporate vice president of research and development at Broadcom Corporation, a fabless semiconductor company, which was traded on Nasdaq and acquired by Avago Technologies Limited in May 2014. Prior to joining Broadcom Corporation, Dr. Frank was co-founder and served as executive vice president of Epigram, Inc., an integrated circuit and software development company, which Broadcom acquired in May 1999. Dr. Frank’s prior experience includes serving as a director of Fusion-io, Inc., a computer hardware and software systems company, which was listed on The New York Stock Exchange and subsequently acquired by SanDisk Corporation in July 2014, from October 2013 until July 2014; as a director of Quantenna Communications, Inc., a fabless semiconductor company, which was listed on Nasdaq and subsequently acquired by On Semiconductor Corporation, from July 2016 to August 2018; and as a director of Cavium, Inc., a fabless semiconductor company, which was listed on Nasdaq and subsequently acquired by Marvell Technology Group Ltd. in July 2018, from July 2016 to July 2018. Dr. Frank is a member of the National Academy of Engineering (NAE), a Fellow of the Institute of Electrical and Electronic Engineers (IEEE), and is a National Association of Corporate Directors (NACD) Board Leadership Fellow. Dr. Frank holds B.S. and M.S. degrees in electrical engineering from Stanford University and a Ph.D. in computer science from Carnegie Mellon University, where he also serves as a member of its Board of Trustees. We believe Dr. Frank’s substantial experience in the design, manufacture, sale and marketing of semiconductors; his extensive executive leadership experience in the semiconductor industry; his experience working with companies that are among SiTime’s customers; and experience serving on boards of public companies qualifies him to serve on our Board.

Christine A. Heckart, has served as a member of our Board since April 1, 2021. Ms. Heckart founded Xapa World, Inc., a company developing a mobile app for human health and happiness, in September 2021 and serves as its Chief Executive Officer. Prior to that, Ms. Heckart served as the Chief Executive Officer of Scaylr, Inc., a cloud-based data analytics platform company, from January 2019 until its acquisition by SentinelOne, Inc. in February 2021. From December 2017 until August 2018, Ms. Heckart was Senior Vice President of Business Unit and Product Marketing of Cisco Systems, Inc., an internet technology company, where she was responsible for all product marketing for Cisco’s portfolio. Prior to joining Cisco, she was the Senior Vice President and Chief Marketing Officer of Brocade Communications Systems, Inc., a networking solution company, from March 2014 until its acquisition by Broadcom Corporation in November 2016, where she was responsible for global marketing. From July 2012 until May 2013, she was the Chief Marketing Officer, and then the Executive Vice President, Strategy, Marketing, People and Systems at ServiceSource International Inc., a service revenue management company. From February 2010 to May 2012, she was the Chief Marketing Officer at NetApp, Inc., a data storage and management solutions provider. Ms. Heckart served as General Manager for the TV, video and music business of Microsoft Corporation, a developer of software, services, and hardware, from 2005 to 2010; and led global marketing at Juniper Networks, Inc., a provider of network infrastructure solutions, from 2002 to 2005. She has served as a member of the board of directors of 6Sense, a privately-held business-to-business predictive intelligence engine company, since November 2015. Ms. Heckart served as a member of the board of directors of Lam Research Corporation, a supplier of wafer fabrication equipment and services, from May 2011 until August 2019. Ms. Heckart earned a B.A. degree in economics from the University of Colorado at Boulder. We believe that Ms. Heckart’s experience in leadership roles at public companies, with board and governance matters, and with mergers and acquisitions as well as her strong marketing background and experience qualifies her to serve on our Board.

Dr. Torsten G. Kreindl has served as a member of our Board since November 2019, and since May 2016 has served as managing partner of Deutsche Invest Venture Capital, an investment company. Dr. Kreindl has served as a director of shyftplan GmbH, a digital shift planning company, since May 2021, Crate.io Inc., a data management company, since June 2018, as a director of ProGlove GmbH, an industrial wearables company, since January 2019, as a director of Plume Design, Inc., a WiFi network extender development company, since September 2017, and as a director of Hays PLC, a recruitment and human resources services company, since

July 2013. From April 2003 to April 2016, Dr. Kreindl served as a director, as chairman of the finance committee, and as a member of the remuneration and nomination committee of Swisscom AG (Nasdaq: SWZCF), a telecommunications company. Dr. Kreindl served as general partner of venture capital firms Grazia Equity and Copan, from October 2005 to April 2016 and September 1999 to September 2005, respectively. From January 1996 to August 1999, Dr. Kreindl served as chief executive officer of Deutsche Telekom Broadband Cable, a broadband cable company. Dr. Kreindl received a master’s and doctorate in industrial engineering from Johannes Kepler University Linz. We believe Dr. Kreindl is qualified to serve on our Board due to his extensive management experience, his service as a director of publicly traded companies, his international experience, and his experience working with companies that are among SiTime’s customers.

Akira Takata has served as a member of our Board since November 2014. From June 2019 to June 2020, Mr. Takata served as the senior managing director of our largest stockholder, MegaChips Corporation (“MegaChips”), the second largest fabless semiconductor company based in Japan, and is currently serving as a consultant to MegaChips. Prior to his role as senior managing director, he served in various roles at MegaChips, including as president and chief executive officer from June 2011 to June 2019, executive officer of business strategy office, executive officer of alliance strategy office, executive officer, director of operations, general manager of LSI business unit, and as a director. From June 2014 to June 2020, Mr. Takata served on the board of directors of Global Semiconductor Alliance, a leading industry organization. Mr. Takata received a bachelor’s degree in electronics engineering from Osaka University in Japan. We believe that Mr. Takata is qualified to serve on our Board due to his management and leadership experience in the semiconductor industry.

Tom D. Yiu has served as a member of our Board since November 2019, and since January 2007 has served as senior vice president and chief marketing officer of Macronix International Co., Ltd. (Nasdaq: MXIC) (“Macronix”), an integrated device manufacturing company. Mr. Yiu has been with Macronix since April 1990. During his 29-year tenure at Macronix, Mr. Yiu also served as a director, since June 1995, as senior vice president and head of integrated solution group, from January 2004 to December 2006, senior vice president and chief operating officer, from January 1998 to December 2003 and senior vice president, product development, from April 1990 to December 1997. Mr. Yiu served as a director of MegaChips, our largest stockholder, from June 2013 to June 2019, and as a director of Infomax System Solutions and Services Co. Ltd., a financial software systems services company, from January 2016 to March 2017. Mr. Yiu received a bachelor of science in electrical engineering from National Taiwan University and a master of science in electrical engineering from the University of California, Berkeley. We believe that Mr. Yiu is qualified to serve on our Board due to his rich experience in memory integrated circuit design, marketing, international business, and operating fields.

For Mr. Chitkara, Ms. Schuelke, and Mr. Vashist’s biographies, see “Proposal No. 1—Election of Directors” above.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Our business and affairs are organized under the direction of our Board, which currently consists of eight members. Rajesh Vashist, our Chief Executive Officer, serves as Chairman of our Board and Raman K. Chitkara serves as our lead independent director. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling, and direction to our management. Our Board meets on a regular basis and additionally as required.

Director Independence

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and SiTime, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors on our Board qualify as independent directors, as defined under the Nasdaq listing standards: Messrs. Chitkara and Yiu, Mses. Heckart and Schuelke, and Drs. Frank and Kreindl. Accordingly, a majority of our directors are independent.

Board Leadership Structure

Our Board is currently chaired by Mr. Vashist, our President and Chief Executive Officer, and Mr. Chitkara currently serves as lead independent director. We believe that combining the positions of Chief Executive Officer and Board chair helps to ensure that the Board and management act with a common purpose. We also believe that having a combined Chief Executive Officer and Board chair enhances agility and preserves alignment with the interests of our stockholders. We believe that separating the positions of Chief Executive Officer and Board chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. In addition, we believe that a combined Chief Executive Officer/Board chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. We also believe that it is advantageous to have a Board chair with an extensive history with and knowledge of SiTime (as is the case with our Chief Executive Officer).

The Board appointed a lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board chair. The lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Board chair, act as liaison between the Board chair and the independent directors, approve information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed, and, as appropriate upon request, act as a liaison to stockholders. As a result, we believe that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities.

Board and Committee Meetings and Attendance

Our Board and its committees meet throughout the year on a set schedule, hold special meetings, and act by unanimous written consent from time to time as appropriate. Our non-employee directors meet in regularly scheduled sessions without the presence of management and the lead independent director presides over each such executive session. Our Board met ten times during 2021. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served held during the portion of the last year for which he or she was a director or committee member. Directors are encouraged to attend our annual meeting of stockholders, either via webcast or telephonically. Four of our directors attended the 2021 annual meeting of stockholders.

Role of our Board of Directors in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures, including risks pertaining to cybersecurity and other computerized information system controls, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. Our compensation committee evaluates whether there are any risks arising from our compensation policies and practices which are reasonably likely to have a material adverse effect on us. Our nominating and corporate governance committee periodically evaluates our environmental, social, and corporate governance risks as well as our risk management process and system in light of the nature of the material risks we face and the adequacy of our policies and procedures designed to address them.

Board Committees

Our Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Our Board has adopted a charter for each of these committees, which complies with the applicable requirements of current Nasdaq rules. We intend to comply with future requirements to the extent they are applicable to us. Copies of the charters for each committee are available on the investor relations portion of our website at https://investor.SiTime.com/corporate-governance/governance-overview.

The following table provides membership and meeting information for 2021 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Raman K. Chitkara	X	*	X
Edward H. Frank	X				X
Christine A. Heckart					X
Torsten G. Kreindl	X		X	*
Katherine E. Schuelke			X		X	*
Akira Takata
Tom D. Yiu
Total Meetings in 2021	6		8		5

*	Committee chairperson

Below is a description of each committee of the Board.

Audit Committee

Our audit committee consists of Mr. Chitkara and Drs. Frank and Kreindl. Our Board has determined that each of the members of our audit committee satisfies the independence requirements of Nasdaq listing standards and Rule 10A-3 under the Exchange Act. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, our Board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Mr. Chitkara serves as the chair of our audit committee. Our Board has determined that Messrs. Chitkara and Kreindl qualify as audit committee financial experts within the meaning of SEC regulations and meet the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our Board has considered Mr. Chitkara’s formal education and previous experience in financial roles and Mr. Kreindl’s formal education and previous experience as a chief executive officer with financial oversight responsibilities. The audit committee met six times during 2021. Both our independent registered public accounting firm and various members of management periodically meet privately with our audit committee.

The primary functions of this committee include, among other things:

•	reviewing our financial reporting processes and disclosure controls;

•	evaluating the performance, independence, and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•

obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material financial developments;

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, auditing, or other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•

reviewing and providing oversight of any related person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•

reviewing our major financial risk exposures, including risks pertaining to cybersecurity and other computerized information system controls, and the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•	reviewing and evaluating on an annual basis the performance of the audit committee and the audit committee charter.

Compensation Committee

Our compensation committee consists of Mr. Chitkara, Dr. Kreindl, and Ms. Schuelke. Dr. Kreindl serves as the chair of our compensation committee. Our Board has determined that each of the members of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of the Nasdaq listing standards. The compensation committee met eight times during 2021.

The primary functions of this committee include, among other things:

•	reviewing and approving the compensation and other terms of employment of our executive officers;

•	reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	administering our equity incentive plans and other employee benefit plans;

•	making recommendations to our Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by our Board;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, and any other material arrangements for our executive officers;

•

reviewing with management and recommending to the Board the disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports and proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;

•	preparing the report on executive compensation that the SEC requires in our annual proxy statement to the extent such report is included in any such proxy statement; and

•	reviewing and evaluating on an annual basis the performance of the compensation committee and the compensation committee charter.

Compensation Committee Processes and Procedures

Typically, the compensation committee meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with our Chief Executive Officer and Chief Legal Officer. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives.

Generally, the compensation committee’s process comprises three related elements: the selection of the components of the compensation program, the determination of compensation amounts, and the establishment of performance objectives. For executive officers other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executive officers as part of its deliberations the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, the total compensation that may become payable to executive officers in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the compensation committee’s independent executive compensation consultant, including analyses of executive compensation paid at other peer companies.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of SiTime. In addition, under the charter, the compensation committee has the authority to obtain, at the expense of SiTime, advice and assistance from compensation consultants and internal and external legal, accounting, or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the compensation committee may select, or receive advice from, a compensation consultant, legal counsel, or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During 2021, the compensation committee continued to use Compensia, Inc., a national compensation consulting firm, to serve as its independent advisor. Compensia advises the compensation committee with respect to trends in executive compensation, compensation peer group selection, analysis of survey data, the determination and design of compensation plans and arrangements, the assessment of competitive executive pay levels and mix, and setting compensation levels. The compensation committee may replace Compensia or hire additional advisors at any time. Compensia also advised the nominating and corporate governance committee with respect to non-employee director compensation, including analysis of survey data and the assessment of competitive non-employee director compensation levels and mix. Compensia did not provide any other services to us and received no compensation other than with respect to the services described above.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an executive officer or employee of ours. None of our executive officers currently serve, or has served during the last completed year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Frank, Ms. Heckart, and Ms. Schuelke. Our Board has determined that each of the members of our nominating and corporate governance committee satisfies the independence requirements of the Nasdaq listing standards. Ms. Schuelke serves as the chair of our nominating and corporate governance committee. The nominating and corporate governance committee met five times during 2021.

The functions of this committee include, among other things:

•	identifying, reviewing, and making recommendations of candidates to serve on our Board;

•	evaluating the performance of our Board, committees of the Board, and individual directors and determining whether continued service on our board is appropriate;

•	establishing procedures for the submission and consideration of nominations by stockholders for candidates to serve on our Board;

•	evaluating the current size, composition, and organization of the Board and its committees and making recommendations to our Board for approvals;

•	developing a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;

•	reviewing and recommending to the Board the compensation of our non-employee Board members;

•	reviewing and overseeing policies, programs, and goals related to environmental, social, and governance matters, including our public reporting on these topics; and

•	reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee and the nominating and corporate governance committee charter.

Director Nominations

Our Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and corporate governance committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to our Board for nomination or election.

Director Criteria. Our nominating and corporate governance committee has a policy regarding consideration of director candidates recommended by stockholders. Our nominating and corporate governance committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience, and capability. In addition to considering an appropriate balance of knowledge, experience, and capability, our Board has as an objective that its membership be composed of experienced and dedicated individuals with diverse backgrounds, perspectives, skills, races, genders, sexual orientation, ages, educations, ethnicities, and professional experiences. Our nominating and corporate governance committee selects director candidates based on the candidate possessing relevant business, market, technological, or other expertise upon which to be able to offer advice and guidance to management, exhibiting integrity, having no material conflicts of interest with SiTime, having sufficient time to devote to the affairs of SiTime, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity, potential for long-term contribution to SiTime’s business, and having the commitment and vision to rigorously represent the long-term interests of SiTime’s stockholders.

Our nominating and corporate governance committee believes it is appropriate for a majority of the members of our Board to meet the definition of “independent director” under the Nasdaq rules. Our nominating and corporate governance committee also believes it appropriate for our Chief Executive Officer to participate as a member of our Board.

Prior to each annual meeting of stockholders, our nominating and corporate governance committee will first identify nominees by reviewing the current directors whose terms expire at the annual meeting of stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of our Board, with respect to the particular talents and experience of its directors. If a director does not wish to continue in service, the nominating and corporate governance committee determines not to nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the nominating and corporate governance committee will consider various candidates for Board membership, including those suggested by members of the nominating and corporate governance committee, by other members of our Board, by any executive search firm engaged by the nominating and corporate governance committee, and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify our Corporate Secretary, any member of the nominating and corporate governance committee, or the persons referenced below in “Communications with our Board of Directors” in writing with any supporting material the stockholder considers appropriate.

Board Diversity Matrix (as of April 20, 2022)

The Board Diversity Matrix, below, provides the diversity statistics for our eight Board members. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).

	Female	Male
Part I: Gender Identity
Directors	2	6
Part II: Demographic Background
Asian	—	4
White	2	2

Stockholder Nominees. In addition, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to our Corporate Secretary and otherwise comply with the provisions of our bylaws. To be timely, our bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the proxy statement provided in connection with the previous year’s annual meeting. Information required by our Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our bylaws and must be addressed to: Corporate Secretary, SiTime Corporation, 5451 Patrick Henry Drive, Santa Clara, California 95054. You can obtain a copy of our bylaws by writing to the Corporate Secretary at this address.

Meetings of Our Independent Directors and Communications with our Board of Directors

During meetings of the Board, the independent directors meet regularly in an executive session without management or management directors present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The lead independent director presides over the executive sessions. Our Board recommends that stockholders and other interested parties initiate communications with our Board, the independent directors, the Chairman, or any committee of our Board in writing to the attention of our Corporate Secretary, SiTime Corporation, 5451 Patrick Henry Drive, Santa Clara, California 95054. This process will assist our Board in reviewing and responding to stockholder communications in an appropriate manner. Our Board has instructed our Corporate Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations, or advertisements.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers, and directors. Our Code of Conduct is designed to promote ethical conduct as well as compliance with applicable laws and regulatory requirements. The Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements for executive officers or directors, will be disclosed on our website. The Code of Conduct is available on the investor relations portion of our website at https://investor.SiTime.com/corporate-governance/governance-overview.

We also have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

Corporate Governance Guidelines

The Board documented our governance practices by adopting Corporate Governance Guidelines in May 2019 to assure that the Board will have the necessary authority and policies in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, stock ownership guidelines, and board committees and compensation. In July 2021, the Board updated the Corporate Governance Guidelines to increase the Board’s commitment to diversity and inclusion in connection with evaluating candidates for nomination to the Board, among other things. The Corporate Governance Guidelines are available on the investor relations portion of our website at https://investor.SiTime.com/corporate-governance/governance-overview.

For a description of our stock ownership guidelines, see “Executive Compensation - Other Compensation Practices—Stock ownership guidelines” below.

Policy Regarding Employee, Officer and Director Hedging

Our insider trading policy prohibits all employees, including our executive officers, consultants, and non-employee directors from engaging in short sales of our securities, buying or selling puts or calls, or their equivalents, on our securities, establishing margin accounts, pledging our securities as collateral for a loan, or otherwise engaging in hedging transactions involving our securities.

Corporate Social Responsibility

We believe corporate social responsibility is a long-term investment that can create value for SiTime, our employees, our stockholders, our customers, our partners, and our suppliers. We seek to create innovative products and technologies, while operating in an economically, socially, and environmentally sustainable manner. The nominating and corporate governance committee oversees the development and implementation of our corporate social responsibility policies and practices, and monitors our performance.

Environmental, Social and Governance Practices

We believe that our success depends largely upon our employees and on our ability to continue to attract, retain and motivate qualified employees. We promote an inclusive environment by valuing the contributions of all employees and working to ensure that all employees feel seen, heard, valued, and respected. We encourage the diversity of thinking that comes from the differences in experiences, knowledge, perspective, culture, customs, and background of all of our employees. We believe a diverse workforce supports creativity, problem-solving and better decision-making. We actively seek a diverse talent pool using inclusive hiring practices. The nominating and corporate governance committee has tasked our management team with taking a proactive approach to diversity, equity, and inclusion, and periodically reviews our programs and processes to ensure continual improvement. Six of our eight Board members are diverse, with two self-identifying as female and four self-identifying as members of an underrepresented minority.

We believe it is important to minimize the environmental impact of our products and operations to ensure a sustainable future. Our timing solutions enable customers to create more energy efficient products. We are working to enhance our sustainability practices by developing and implementing policies to reduce our greenhouse gas emissions, consumption of energy and water, and the waste our operations generate. We are a global fabless semiconductor company and strive to work with semiconductor foundries and outsourced assembly and test contractors that demonstrate a commitment to high ethical standards and responsible environmental and social practices.

Supplier Code of Conduct

We are committed to respecting human rights, monitoring the safety and integrity of products, and reducing the environmental footprint of our supply chain. We have adopted a supplier code of conduct (“Supplier Code”) to ensure that our suppliers meet our high standards as well as industry expectations and internationally recognized standards regarding: (i) labor and human rights, health and safety, and treatment of employees and contractors; (ii) environmental responsibility; (iii) ethical business practices; and (iv) compliance with applicable laws and regulations. Our Supplier Code applies to our suppliers, as well as their employees and subcontractors.

Non-Employee Director Compensation

We have adopted an independent director compensation policy, pursuant to which our non-employee directors will be eligible to receive cash and equity compensation for service on our Board and committees of our Board. We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and committees of the Board.

The nominating and corporate governance committee, which is composed solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our independent director compensation policy. In October 2021 and February 2022, the compensation committee undertook a review of the type and form of compensation paid to our non-employee directors in connection with their service on the Board and its committees. The compensation committee considered the results of an independent analysis completed by Compensia. As part of this analysis, Compensia reviewed non-employee director compensation trends and data from companies comprising the same executive compensation peer group used by the compensation committee in connection with its review of executive compensation. Following this compensation review process, the nominating and corporate governance committee made no changes to the independent director compensation policy.

Our independent director compensation policy provides that non-employee directors receive a $40,000 annual retainer, with an additional $20,000 annual retainer for the lead independent director, as well as the following additional retainers for committee services:

Committee	Chair	Member
Audit Committee	$20,000	$8,000
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	10,000	5,000

Our independent director compensation policy provides that each non-employee director who joins our Board will receive equity compensation in the form of a restricted stock unit award (“RSU”) on the date of his or her election to the Board with a grant date value of $250,000, based on the average closing price of our common stock for the 20 trading days ending on the day prior to the grant date. One third of such RSUs will vest annually on the February 20, May 20, August 20, or November 20 falling in the anniversary quarter of the date of grant, subject to the non-employee director’s continuous service with us on each applicable vesting date. For our non-employee directors who have served on the Board for at least six months and will continue to serve on the Board after the annual meeting of stockholders, our independent director compensation policy provides such directors will receive annual equity compensation in the form of an RSU on the first business day following each of our regular annual stockholder meetings with a grant date value of $175,000, based on the average closing price of our common stock for the 20 trading days ending on the day prior to the grant date. Such RSUs will vest (i) on the February 20, May 20, August 20 or November 20 falling in the one year anniversary quarter of the annual stockholder meeting or

(ii) if the next year’s annual stockholder meeting date occurs prior to such vesting date and a director’s service will not continue following the annual meeting of stockholders, then on the day prior to the annual meeting of stockholders, in each case subject to the non-employee director’s continuous service with us on the applicable vesting date. In the event of a change in control (as defined in our 2019 Stock Incentive Plan), any unvested shares subject to RSUs issued pursuant to our independent director compensation policy will fully vest, subject to the non-employee director’s continuous service with us on the effective date of the change in control.

Our independent director compensation policy provides that the foregoing cash compensation and equity compensation (based on the grant date fair value of the equity compensation) of non-employee directors together cannot exceed in the aggregate $500,000 per calendar year (or $750,000 per calendar year for the first calendar year that a non-employee director serves on the Board).

2021 Director Compensation

The following table sets forth the compensation paid to our non-employee directors or accrued by us in 2021, pursuant to the independent director compensation policy described above. None of our other directors received any cash compensation for their service on our Board or committees of our Board in 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation ($)		Total ($)
Raman K. Chitkara	85,000	186,171				271,171
Edward H. Frank	53,000	186,171				239,171
Christine A. Heckart(2)	33,750	262,513				296,263
Torsten G. Kreindl	58,000	186,171				244,171
Katherine E. Schuelke	55,000	186,171				241,171
Akira Takata	40,000	249,471	(3)	32,560	(3)	322,031
Tom D. Yiu	40,000	186,171				226,171

(1)

The valuation of stock awards is calculated using the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. See Note 9 to our financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021 for the assumptions used in such valuation. All of our non-employee directors received only one equity grant in 2021 with a grant date fair value of $186,171, other than Mr. Takata, who received an additional equity grant with a grant date fair value of $63,300 in connection with his consulting agreement with us as set forth in footnote 3 below.

(2)	Ms. Heckart joined our Board April 1, 2021.
(3)	This includes consulting fees of $32,560 and the grant date fair value of $63,300 for a grant of 500 RSUs pursuant to a consulting agreement with Mr. Takata.

The following table provides information regarding the aggregate number of unvested shares subject to outstanding equity awards, all of which were RSUs, held by non-employee directors as of December 31, 2021.

Name	Number of Shares of Stock Subject to RSUs that Have Not Vested
Raman K. Chitkara	8,487
Edward H. Frank	8,487
Christine Heckart	2,493
Torsten G. Kreindl	8,487
Katherine E. Schuelke	8,487
Akira Takata	8,487
Tom D. Yiu	8,487

Directors who are also our employees receive no additional compensation for their service as directors. During the year ended December 31, 2021, Mr. Vashist was our only employee director. See the section titled “Executive Compensation” for additional information about Mr. Vashist’s compensation.

PROPOSAL 2:

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosures contained in the Executive Compensation section of this proxy statement. As described in that section, we believe that our compensation policies and decisions are significantly performance-based and designed to enable us to motivate the named executive officers to achieve and exceed financial and strategic objectives, incentivize long-term performance and sustained growth, retain the executive officers, and align the interests of the executive officers with stockholder interests. To align our pay practices with stockholder interests, more than 80% of total 2021 compensation for our named executive officers was composed of equity awards, the value of which is significantly impacted by our financial performance and stock price performance.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to SiTime’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative disclosures, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management, the compensation committee, and the Board and, accordingly, the Board and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. We expect that the next advisory vote on executive compensation will be at our 2023 annual meeting of stockholders.

Required Vote

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3:

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF

ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, and Section 14A of the Exchange Act also enable our stockholders, at least once every six years, to indicate their preference regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every year, every other year, or every three years. Alternatively, stockholders may abstain from casting a vote. For the reasons described below, the Board recommends that the stockholders select a frequency of one year.

The Board believes that an annual advisory vote on the compensation of our named executive officers is the best approach for us at this time. In formulating its recommendation, the Board considered that an annual advisory vote on named executive officer compensation will allow stockholders to provide direct input on our compensation philosophy, policies, and practices every year.

Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two, or three years or abstaining from voting on this proposal. While our Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our named executive officer compensation practices should be held every year, every other year, or every three years.

The Board and the compensation committee value the opinions of the stockholders in this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board will consider the stockholders’ concerns and evaluate any appropriate next steps. However, because this vote is advisory and therefore not binding on the Board of Directors or us, the Board may decide that it is in the best interests of the stockholders that we hold an advisory vote on named executive officer compensation more or less frequently than the option preferred by the stockholders. The vote will not be construed to create or imply any change or addition to the fiduciary duties of SiTime or our Board.

Required Vote

The alternative among one year, two years, or three years that receives the votes of the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting will be deemed to be the frequency preferred by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF “ONE YEAR” ON PROPOSAL 3

PROPOSAL 4:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our audit committee of the Board, which is composed entirely of non-employee independent directors, has selected BDO USA, LLP as independent registered certified public accountants to audit our books, records, and accounts and our subsidiaries for the fiscal year ending December 31, 2022. Ratification of the appointment of BDO USA, LLP by stockholders is not required by law. However, as a matter of good corporate practice, such appointment is being submitted to the stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the appointment, our Board and the audit committee will reconsider whether or not to retain BDO USA, LLP, but may retain BDO USA, LLP. Even if the appointment is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of SiTime Corporation and its stockholders.

BDO USA, LLP has reported on the financial statements for the five years beginning with the year ended December 31, 2017. Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

Aggregate fees for professional services rendered for us by BDO USA, LLP for the years ended December 31, 2021 and 2020, were as follows, all of which were approved by the audit committee:

Services Provided	2021	2020
Audit fees(1)	$1,088,400	$575,500
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,088,400	$575,500

(1)

Represents the aggregate fees billed for the audit of SiTime’s consolidated financial statements, review of the condensed consolidated financial statements included in SiTime’s quarterly reports, the audit of the effectiveness of SiTime’s internal control over financial reporting in 2021, and services in connection with the statutory and regulatory filings or engagements for those years. Fees for our fiscal year ended December 31, 2020 also included $97,000 for professional services rendered in connection with our Registration Statement on Form S-1 related to the public offering of our common stock completed in June 2020. Fees for our fiscal year ended December 31, 2021 also included $182,400 for professional services rendered in connection with the public offerings of our common stock completed in February and November 2021.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the audit committee pre-approves both the type of services to be provided by BDO USA, LLP and the estimated fees related to these services.

During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.

Prior to the formation of our audit committee in November 2019, our Board pre-approved all services provided by BDO USA, LLP.

Throughout the year, our audit committee reviews for any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of BDO USA, LLP requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment.

OUR BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF BDO USA, LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2022 regarding the number of shares of common stock and the percentage of common stock, beneficially owned by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers;

•	and all of our current executive officers and directors as a group.

The percentage ownership is based on 21,041,681 shares of common stock outstanding on March 31, 2022. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the vesting of RSUs or exercise of warrants or other securities that are either immediately exercisable or exercisable or vest within 60 days March 31, 2022. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants, or securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o SiTime Corporation, 5451 Patrick Henry, Santa Clara, California 95054.

	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Greater than 5% Stockholder:
MegaChips Corporation(1)	5,000,000	23.8%
FMR LLC(2)	1,552,421	7.38
Franklin Resources, Inc.(3)	1,526,132	7.25
BlackRock, Inc.(4)	1,683,752	8.00
The Vanguard Group(5)	1,444,572	6.87
Named Executive Officers and Directors:
Rajesh Vashist(6)	94,075	*
Lionel Bonnot(7)	7,948	*
Piyush Sevalia(7)	10,793	*
Akira Takata(8)	7,844	*
Raman K. Chitkara(8)	14,867	*
Edward H. Frank(9)	13,967	*
Christine A. Heckart(10)	1,231	*
Torsten G. Kreindl(8)	11,802	*
Katherine E. Schuelke(8)	14,367	*
Tom D. Yiu(8)	11,948	*
All current executive officers and directors as a group (13 persons)(11)	243,503	1.16%

*	Represents beneficial ownership of less than 1%.

(1)

Based solely on information reported on a Schedule 13G/A filed by MegaChips Corporation, on February 17, 2022, MegaChips Corporation has sole voting and sole dispositive power with respect to all of the shares. The principal address for MegaChips Corporation is 1-1-1 Miyahara, Yodogawa-ku, Osaka, 532-0003, Japan.

(2)

Based solely on information reported on a Schedule 13G/A filed by FMR LLC, on February 9, 2022, FMR LLC has sole voting power with respect to 198,718 of the shares and sole dispositive power with respect to all of the shares, Abigail P. Johnson has sole dispositive power with respect to all of the shares, and Fidelity Management & Research Company LLC beneficially owns 5% or more of our outstanding shares. The principal address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

(3)

Based solely on information reported on a Schedule 13G filed by Franklin Resources, Inc., on February 4, 2022, Franklin Advisors, Inc. has sole voting and dispositive power with respect to 1,522,390 of the shares, Fiduciary Trust Company International has sole voting and dispositive power with respect to 3,700 of the shares, and Fiduciary Trust International LLC has sole voting and dispositive power with respect to 42 of the shares. The principal address for Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403.

(4)

Based solely on information reported on a Schedule 13G filed by BlackRock, Inc., on February 4, 2022, BlackRock, Inc. has sole voting power with respect to 1,669,044 of the shares and sole dispositive power with respect to all of the shares and Blackrock Fund Advisors beneficially owns 5% or more of our outstanding shares. The principal address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)

Based solely on information reported on a Schedule 13G filed by The Vanguard Group, on February 10, 2022, The Vanguard Group and certain related entities have shared voting power with respect to 29,557 of the shares, shared dispositive power with respect to 40,059 of the shares, and sole dispositive power with respect to 1,404,513 of the shares. The principal address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Includes (i) 42,294 RSUs which will vest within 60 days of March 31, 2022, and (ii) 27,701 shares held by Alderbran Constellation LLC of which Mr. Vashist is one of the managing members.
(7)	Includes 7,658 RSUs which will vest within 60 days of March 31, 2022.
(8)	Includes 1,948 RSUs which will vest within 60 days of March 31, 2022.
(9)

Includes (i) 1,948 RSUs which will vest within 60 days of March 31, 2022, (ii) 6,000 shares held through the Whitton Anne Frank 2015 Heritage Trust, of which Dr. Frank is a trustee, and (iii) 6,000 shares held through the Naomi Mantor Frank 2015 Heritage Trust, of which Dr. Frank is a trustee.

(10)	Includes 831 RSUs which will vest within 60 days of March 31, 2022.
(11)	Includes an aggregate of 91,518 RSUs which will vest within 60 days of March 31, 2022.

EXECUTIVE COMPENSATION

Overview

Our compensation program is designed to:

•	Attract, motivate, incentivize, and retain executive talent who contribute to our long-term success;

•

Provide compensation packages to our executive officers that are competitive and reward the achievement of our business objectives as well as individual performance, and effectively align their interests with those of our stockholders;

•	Be affordable within the context of our operating model; and

•	Reflect our culture and values.

Our 2021 corporate performance highlights include:

•	2021 net revenue of $218.8 million, an 88.4% increase over 2020 net revenue;

•	GAAP gross margin of 63.7% of revenue for 2021, compared to 49.9% of revenue for 2020;

•	Completed follow-on public offerings of our common stock in February and November 2021, resulting in net proceeds to us of $460.6 million;

•	To support revenue growth we increased full-time equivalent headcount by 49% from 187 to 279 as of December 31, 2020 and 2021, respectively; and

•	Joined the S&P MidCap 400 Index.

Our financial and operational success has translated into sustained stock price growth for the benefit of our stockholders. Our closing stock price on the Nasdaq Global Market increased 161.4% from $111.93 on December 31, 2020 to $292.54 on December 31, 2021.

Our named executive officers, who consist of our principal executive officer and our two other most highly compensated executive officers (whom we refer to as the “named executive officers”) for the year ended December 31, 2021 are:

•	Rajesh Vashist, our Chairman, President and Chief Executive Officer;

•	Lionel Bonnot, our Executive Vice President, Worldwide Sales and Business Development; and

•	Piyush Sevalia, our Executive Vice President, Marketing.

2021 Compensation Program Highlights

The highlights of our compensation program for 2021 include:

•	no change to named executive officer 2021 base salaries;

•

more than 80% of total 2021 compensation for our named executive officers is composed of equity awards whose value is significantly impacted by our financial performance and stock price performance in alignment with stockholder interests; and

•

long term equity incentive awards with a mix of restricted stock unit awards, or RSUs, and performance restricted stock unit awards, or PRSUs, with rigorous and objective performance metrics of GAAP revenue growth and stock price targets.

Key Features of Our Executive Compensation Program

WHAT WE DO

1.	We tie pay to performance by providing a significant amount of compensation that is at risk and aligned with stockholder interests.

2.	We align pay and performance by selecting performance criteria that are intended to drive short-term growth and create long-term stockholder value.

3.	We issue PRSUs to our named executive officers and the PRSUs are a significant percentage of the total equity granted.

4.	We use objective corporate performance criteria as the metrics for vesting of our PRSUs granted in 2021.

5.	We have rigorous stock ownership guidelines for our executive officers and board of directors.

6.	We set maximum payout amounts for our executive bonuses that are aligned with competitive market practices.

7.	Our compensation committee selects and retains an independent compensation consultant.

8.	Our compensation committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.

9.	Our compensation committee is composed solely of independent directors.

10.	We have “at-will” employment agreements with our named executive officers.

11.	We have a compensation recoupment (clawback) policy.

WHAT WE DON’T DO

1.	We do not provide excessive perquisites.

2.	We do not allow hedging or pledging of our stock.

3.	We do not provide our named executive officers with guaranteed annual salary increases or equity rights.

4.	We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse impact on SiTime.

5.	We don’t provide tax “gross-ups” in connection with a change in control.

6.	We do not have a supplemental executive retirement plan that provides pension or other benefits to our named executive officers.

Compensation Process

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions, and other actions. As part of its deliberations on executive compensation decisions, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, the total compensation that may become payable to executive officers in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, company performance, individual performance, retention, succession planning, and recommendations of the compensation committee’s independent executive compensation consultant, including analyses of executive compensation paid at other peer companies.

Our Chief Executive Officer makes evaluations and recommendations for the executive officers to our compensation committee and typically attends compensation committee meetings. Our Chief Executive Officer makes such recommendations (other than with respect to himself) regarding base salary, and short-term and long-term incentive compensation for our executive officers based on our results, an executive officer’s individual contribution toward these results, the executive officer’s role and performance of his or her duties and his or her achievement of individual goals. Our compensation committee then reviews the recommendations of the Chief Executive Officer and other market data, including compensation survey data and publicly available data of our peers, as well as analysis and advice from its independent executive compensation consultant, and makes decisions as to the target total compensation for each executive officer, including our Chief Executive Officer, as well as each individual compensation element. Our Chief Executive Officer, Chief Financial Officer, and Chief Legal Officer also provide information to our independent compensation consultant, Compensia, so that it can perform its duties for the compensation committee. While our Chief Executive Officer and Chief Legal Officer typically attend meetings of the compensation committee, they are not present during discussions or determinations of their compensation. The compensation committee also meets regularly in executive session.

At various meetings throughout the year, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, regulatory developments, and new market trends, plans, or approaches to compensation in our industry and the broader market environment. Our compensation committee does not time the grant of our equity awards with any favorable or unfavorable news released by us and the proximity of the grant of any awards to an earnings announcement or other market event is coincidental.

Our compensation committee is authorized to retain the services of one or more executive compensation consultants, as it sees fit, in connection with the establishment of our executive compensation programs and related policies. In 2021, the compensation committee continued to use Compensia Inc., a national compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. The compensation committee engaged Compensia to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, advise on trends in executive compensation, provide survey data, and advise on design of compensation plans, as well as to assess each separate element of compensation. The compensation committee may replace Compensia or hire additional advisors at any time.

Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of The Nasdaq Stock Market, the compensation committee has determined that its relationship with Compensia and the work of Compensia on behalf of the compensation committee has not raised any conflict of interest.

Considerations in Setting Executive Compensation

Our compensation committee is responsible for making final decisions on compensation for our executive officers. In setting executive base salaries, bonuses, and long term incentive awards, our compensation committee considers: compensation for comparable positions in the market, the historical compensation levels of our executives, the Chief Executive Officer’s recommendations regarding individual performance, impact and scope of role as compared to our expectations and objectives and expected contributions to future results, recommendations of its compensation consultant, our desire to motivate our executive officers to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to us.

The compensation committee has not established any formal policies or guidelines for allocating compensation between short and long-term incentive compensation, or between cash and non-cash compensation; however, in general the compensation committee emphasizes equity compensation over cash compensation to promote long-term strategy, growth, and alignment with stockholders. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short and long-term goals and objectives, the compensation committee relies on its judgment about each individual rather than adopting a formulaic approach to compensatory decisions. The compensation committee does not target a specific competitive position.

The compensation committee continued to retain Compensia in 2021 to prepare market data and analysis regarding executive compensation. To learn more about overall market conditions, the compensation committee reviewed the market data and analysis compiled by Compensia in September 2021 regarding a peer group of companies which are companies that (i) we generally compete with for executive talent, (ii) have an established business, market presence, and complexity similar to us, and (iii) are of similar size to us as measured by revenue and market capitalization. Our peer group for making compensation decisions in December 2021 and February 2022 consisted of the following companies:

• ACM Research, Inc.	• AeroVironment, Inc.	• Ambarella, Inc.

• CEVA, Inc.	• Cirrus Logic, Inc.	• Impinj, Inc.

• Lattice Semiconductor Corporation	• MaxLinear Inc.	• nLight, Inc.

• Onto Innovation Inc.	• Power Integrations, Inc.	• Rambus Inc.

• Stem, Inc.	• Universal Display Corporation	• Velodyne Lidar, Inc.

• Vicor Corporation	• Xperi Holding Corporation

Our first advisory vote on the compensation of our named executive officers will occur at the 2022 annual meeting of stockholders. Because the vote is advisory, it is not binding on the Board. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the compensation committee intend to consider the results of this advisory vote in making determinations in the future regarding named executive officer compensation.

Compensation Components

In October, November, and December 2021, the compensation committee reviewed executive officer compensation for 2021 and 2022 including the analysis provided by Compensia that included compensation data for similar executives at our peer group companies. The compensation committee’s primary objective was to create a multi-faceted compensation program using a combination of instruments to motivate the executive officers to achieve and exceed financial and strategic objectives, incentivize long-term performance and sustained growth, align the interests of the executive officers with stockholder interests, and retain the executive officers. The primary components of our executive officer compensation program are base salary, annual bonus, and equity awards.

Base Salaries

Base salaries are reviewed by our compensation committee and adjusted from time to time to realign salaries with market levels after considering individual responsibilities, performance, experience, expertise, internal pay equity, our compensation budget, overall compensation of the executive officer, and cost of living adjustments, as appropriate.

For the year ended December 31, 2021, the annual base salaries for each of Messrs. Vashist, Bonnot, and Sevalia were $586,500, $316,000 and $330,000, respectively. In connection with evaluating executive officer compensation for 2022, the compensation committee approved a 10.8% increase to Mr. Vashist’s salary for 2022 to $650,000 as a result of his performance and a review of CEO salary and total pay levels at peer companies, and did not change the salaries for Messrs. Bonnot and Sevalia.

Annual Bonuses

In August 2020, the compensation committee adopted the Executive Bonus and Retention Plan to attract, motivate, and retain our executives and to align the executives’ performance with corporate goals. The compensation committee establishes the participants, performance period, target bonus amounts, performance goals, weighting, minimum and maximum amounts, and form of payment twice per year, once for the first half and once for the second half. For first half and second half of 2021, the compensation committee based each named executive officer’s bonus under the Executive Bonus and Retention Plan on our achievement of revenue goals (25%) and operating income goals (25%), as well as on individual performance goals for each executive officer (50%), through December 31, 2021. The individual performance goals require outstanding performance and encourage accountability by rewarding achievement of goals specific to the named executive officer’s, or their business group’s, contributions to our business and strategic goals. Bonuses in 2021 were calculated based on actual achievement of the goals as a percentage multiplied by the target bonuses, for which actual performance could range from 80% to 120% (payment amount could range from 50% to 150% of target annual bonus). Any bonuses to be paid would be paid in RSUs in order to enhance retention of our named executive officers and further align the interests of our named executive officers with our stockholders. For each of the first half and second half of 2021, the target annual bonus for Mr. Vashist was 50% of his base salary and for Messrs. Bonnot and Sevalia was 25% of their base salary.

Based on our and each individual’s achievement of the relevant performance goals under the 2021 Executive Bonus and Retention Plan, our compensation committee determined in July 2021 that the bonuses for the first half of 2021 would be paid at 141% of target for Messrs. Vashist, Bonnot, and Sevalia, and determined in February 2022 that the bonuses for the second half of 2021 would be paid at 150% of target for Messrs. Vashist and Sevalia and 140% of target for Mr. Bonnot, and in each case granted RSUs in payment of the bonuses.

The number of RSUs granted were calculated based on the average closing stock price for our common stock in the 20 trading days prior to grant. For the RSUs for the first half of 2021 50% of the shares subject to the RSU vested on August 20, 2021 and the other 50% of the shares subject to the RSU vested on February 20, 2022. For the RSUs for the second half of 2021 50% of the shares subject to the RSU vested on February 20, 2022 and the other 50% of the shares will vest on August 20, 2022 to further strengthen our longer-term retention objectives.

Mr. Bonnot’s role and responsibilities are focused on our sales and revenue, therefore Mr. Bonnot participates in our Sales Incentive Plan (the “Sales Incentive Plan”). Under the terms of the Sales Incentive Plan, Mr. Bonnot was eligible for payments upon the achievement of a revenue target and a sales funnel target. Mr. Bonnot’s annual target incentive for the Sales Incentive Plan for 2021 was $100,000, subject to a multiplier for achievement in excess of the revenue target and sales funnel target, up to 400% of his annual target incentive. Under the Sales Incentive Plan, performance achievement and payouts were assessed and paid quarterly with a catch-up payment in January 2022 for achievement in excess of 100% of the revenue and sales funnel targets. For 2021, Mr. Bonnot earned an aggregate of $400,000 under the Sales Incentive Plan. In February 2022, after reviewing Mr. Bonnot’s contributions to the extraordinary 88.4% growth in our net revenue in 2021 as compared to 2020, including substantial overachievement of our annual revenue plan, and significant sales funnel growth to support our long-term revenue growth, the compensation committee approved an additional bonus to Mr. Bonnot of $200,000.

Long Term Incentives

We believe that equity compensation is essential to align our named executive officers’ incentives with stockholder value creation. Therefore, more than 80% of the total 2021 compensation for our named executive officers is composed of equity awards, the value of which is significantly impacted by both our financial performance and stock price performance, which aligns with stockholder interests.

In the past few years we have granted RSUs. In December 2021 and February 2022, the compensation committee also granted PRSUs to the named executive officers to further align equity compensation with performance. RSUs and PRSUs serve as meaningful retention tools even in periods of volatile stock prices, which we believe is necessary to retain our named executive officers and to be competitive with compensation packages offered by comparable companies.

Our compensation committee does not apply a formula in allocating equity compensation to named executive officers as a group or to any particular named executive officer. Instead, our compensation committee exercises its judgment and discretion and considers, among other things, the factors discussed above in Considerations in Setting Executive Compensation as well as the cash compensation received by the named executive officer. Our compensation committee also considers each named executive officer’s unvested equity compensation, as we believe the vesting of equity over time is important to the future performance and retention of our named executive officers.

Prior to our initial public offering in November 2019, we had not granted any equity incentive awards to any named executive officers since our acquisition by MegaChips in 2014. In November 2019, our Board approved the grant of RSUs to our named executive officers, including Messrs. Vashist, Bonnot, and Sevalia. In January 2020, the compensation committee granted RSUs to our named executive officers as recognition for their contributions in 2019, including with respect to preparations for and successful execution of our initial public offering, as well as our performance in 2019.

The compensation committee did not make material equity award grants to the existing executive officers in 2020, however, in July 2020, the compensation committee reviewed the dilution to the named executive officers’ RSUs granted in November 2019 as a result of the underwriters exercising the over-allotment option in our initial public offering. To maintain the intended percentage of our outstanding equity for each executive officers’ initial November 2019 RSU grant following the exercise of the over-allotment, the compensation committee granted RSUs to the named executive officers in July 2020.

Therefore, as equity compensation for the named executive officers for 2021 and 2022, (a) in December 2021 the compensation committee approved a mix of (i) RSUs, and (ii) PRSUs which can only be earned contingent upon our achievement of rigorous revenue growth in 2022 (“2021 PRSUs”), and (b) in February 2022 the compensation committee approved multi-year PRSUs which can only be earned contingent upon the achievement of rigorous stock price targets (“2022 PRSUs”). The compensation committee believes that PRSUs with rigorous revenue growth and stock price targets directly align named executive officer compensation with our performance and with stockholder interests. The compensation committee believes that revenue growth is a key driver of short- and long-term value creation for our stockholders and therefore PRSUs with revenue growth targets further link executive compensation with the interests of stockholders. In addition, using GAAP revenue growth targets for the PRSUs helps to simplify the plan design and provide greater clarity to participants and stockholders.

The table below includes the number of shares subject to the RSUs and 2021 PRSUs granted by the compensation committee in December 2021 and the 2022 PRSUs granted by the compensation committee in February 2022, to Messrs. Vashist, Bonnot, and Sevalia.

Name	RSUs	2021 PRSUs(1)	2022 PRSU
Rajesh Vashist	18,101	18,101	95,772
Lionel Bonnot	5,431	5,431	28,732
Piyush Sevalia	5,431	5,431	28,732

(1)	This includes the target number of shares subject to each PRSU.

The RSUs granted in December 2021 vest quarterly over four years, beginning February 20, 2022, subject to continued service through each vest date.

The 2021 PRSUs granted in December 2021 can only be earned upon our achievement of certain GAAP revenue growth levels for 2022. In setting the threshold, target, and maximum revenue targets for the 2021 PRSUs the compensation committee considered our then-current annual operating plan for 2022 as well as our industry at the time and set the revenue target to promote strong growth and increased market share considering expected industry trends. Achievement of the 2021 PRSU revenue targets will require significant year over year growth in 2022.

For the 2021 PRSUs, a threshold level of revenue growth has to be achieved before any 2021 PRSUs will be earned, and the number of shares possibly earned is capped at a maximum number of shares. If earned, and upon certification of achievement by the compensation committee, 25% of the certified shares subject to the 2021 PRSU would vest on the quarterly vest date following the certification and the remaining certified shares would vest in equal installments quarterly over the following 12 quarters, subject to continued service on each vesting date, to strengthen our long-term retention objectives and ensure that our named executive officers remain accountable for our longer-term stock price performance.

In February 2022, the compensation committee granted the 2022 PRSUs to our named executive officers which can only be earned upon our sustained achievement of certain rigorous stock price targets over a period of up to six years. The 2022 PRSUs are divided into four equal tranches that are eligible to vest based on our achievement of four different and increasing stock price targets which are measured based on the 60-trading day trailing average per share closing price of our common stock on the Nasdaq Global Market during the performance periods, and continued service through each vest date, as follows:

Tranche	Percent of 2022 PRSU shares	Per Share Stock Price Target	Per Share Price Growth(1)	Assumed Market Capitalization Based on Price Target, in millions(2)
1	25%	$390	50%	$8,206
2	25%	$520	100%	$10,942
3	25%	$650	150%	$13,677
4	25%	$780	200%	$16,413

(1)	Based on $260.00 which was the 60-trading day trailing average per share closing price of our common stock on the Nasdaq Global Market prior to grant of the 2022 PRSUs.
(2)	Assumes 21,041,681 shares outstanding based on shares outstanding as of March 31, 2022.

The performance period for the 2022 PRSUs is five years from the date of grant for tranches 1 and 2, and six years from the date of grant for tranches 3 and 4. If earned, the applicable shares subject to the 2022 PRSUs would vest on the quarterly vest date following achievement of the applicable stock price target, subject to each individual’s continued service on the vesting date; however the maximum percent of aggregate shares subject to the 2022 PRSU that may vest, if earned, is limited to: 10% in year 1, 20% in year 2, 20% in year 3, 25% in year 4, and 25% in year 5 to strengthen retention and ensure that our named executive officers have ongoing accountability for sustained longer-term stock price performance. If the 2022 PRSUs are not earned, none of the shares will vest. To incentivize and motivate the named executive officers, the compensation committee intended that the 2022 PRSUs stock price targets be very challenging to achieve by requiring significant value creation that further aligns our named executive officers’ interests with those of our stockholders over the long term. In approving the 2022 PRSUs to the named executive officers, the compensation committee recognized, among other things, the unique blend of leadership, experience, and knowledge that each named executive officer brings and their expected contributions to drive long-term value for us and our stockholders. The compensation committee believes that our named executive officers are a key factor to our ongoing success, and that a long-term program like the 2022 PRSUs will motivate our named executive officers to achieve our growth potential which is in the interests of all stockholders.

Other Compensation Practices

Stock ownership guidelines. We have established stock ownership guidelines in our Corporate Governance Guidelines for our executive officers and directors to better align our executive officers’ and directors’ interests with our stockholders’ interests by promoting share ownership. The ownership guidelines are based on a multiple of annual base salary or annual cash compensation. The required ownership levels under our stock ownership guidelines are as follows:

Position	Ownership Requirement
Chief Executive Officer	3x Annual Base Salary
Other Executive Officers	1x Annual Base Salary
Non-Employee Director	5x Annual Cash Compensation

For purposes of determining ownership under these guidelines we include shares of common stock actually owned and vested restricted stock units; however, unvested RSUs are not included. Each executive officer and director has until the later of January 1, 2024 or four years from the date of appointment as an executive officer or board member to comply with these stock ownership guidelines.

Compensation Recoupment (“Clawback”) Policy. We maintain a Senior Executive Compensation Recoupment Policy for executive officers. Under this policy, if we are required to prepare an accounting restatement to correct an accounting error on an interim or annual financial statement included in a report on Form 10-Q or Form 10-K due to material noncompliance with any financial reporting requirement under the federal securities laws (a “Restatement”), and if our compensation committee concludes that any of our executive officers received a cash incentive award under our Executive Bonus and Retention Plan or settlement of any performance-based stock units (“PRSUs”) that would not have been payable or settled if the original interim or annual financial statements had reflected the Restatement, then the compensation committee in its sole discretion may require the reimbursement of:

•	the incremental portion of the bonus the executive officer received in excess of the bonus that would have been paid based on the Restatement; and

•

the incremental shares of our common stock settled for any PRSUs in excess of the shares that would have been settled based on the Restatement, or the value of such incremental shares based on the settlement date fair market value to the extent the executive officer sells any incremental shares.

Prohibition against pledging and hedging. We prohibit our executive officers, directors, consultants and other insiders from pledging our stock and any type of hedging transaction involving our stock without prior written approval.

No perquisites. In 2021 our executive officers did not receive any perquisites or personal benefits that were not available to all our employees on the same terms and conditions.

Health, Welfare and Retirement Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, and vision insurance plans and 401(k) plan (as described below), in each case on the same basis as all of our other employees. We currently do not contribute to a retirement plan on behalf of employees other than our 401(k) plan.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Pension Benefits

None of our named executive officers participate in, or otherwise receive any benefit under, any pension or retirement plan sponsored by us during 2021.

401(k) Plan

We sponsor a qualified retirement plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code (the “Code”) and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s interest in his or her salary deferral contributions is fully vested when contributed. We make discretionary matching contributions under the plan of 50% of each contribution up to $375 per paycheck, or $9,000 annually, per employee, including to our named executive officers.

Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to us for the years ended December 31, 2021 and 2020 for our Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2021, whom we refer to as our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Rajesh Vashist Chairman, President and Chief Executive Officer	2021	586,500	—	9,462,841	853,358	9,840	10,912,539
	2020	586,500	—	1,716,359	421,377	9,840	2,734,076

Lionel Bonnot Executive Vice President, Worldwide Sales and Business Development(4)	2021	316,250	200,000	2,839,219	627,142	9,797	3,992,408
Piyush Sevalia Executive Vice President, Marketing(4)	2021	330,000	—	2,839,219	240,204	9,832	3,419,255

(1)

Represents the aggregate grant date fair value of RSUs and 2021 PRSUs granted to the named executive officer, computed in accordance with FASB ASC Topic 718, excluding RSUs which were granted as annual bonuses pursuant to the Executive Bonus and Retention Plan, which amounts are set forth in the column titled “Non-equity Incentive Plan Compensation.” For the 2021 PRSUs, the grant date fair value was calculated based on the probable outcome of the performance conditions and target number of shares, determined at the grant date. The amounts reported exclude the effect of estimated forfeitures. See Note 9 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. The fair value for the maximum number of shares available for the PRSUs was $9,462,841, $2,839,219, and $2,839,219 for Messrs. Vashist, Bonnot, and Sevalia, respectively.

(2)

The amounts in this column represent payments pursuant to the Executive Bonus and Retention Plan upon the achievement of corporate goals as well as individual objectives, which for 2020 were paid in January 2021, and for 2021 were paid in July 2021 and February 2022. The payments were made in RSUs, which were calculated based on the average closing stock price for our common stock in the 20 trading days prior to grant. For the January 2021 grant, 50% of the shares subject to the RSUs vested on February 20, 2021, and the other 50% vested on August 20, 2021. For the July 2021 and January 2022 grants (i) 50% of the shares subject to the RSUs granted in July 2021 vested on August 20, 2021, and the other 50% vested

February 20, 2022, and (ii) 50% of the shares subject to the RSUs granted in January 2022 vested on February 20, 2022, and the other 50% vest on August 20, 2022. For Mr. Bonnot the amount also includes $400,000 earned under the Sales Incentive Plan.
(3)	The amounts in this column include life insurance premiums paid by us for the benefit of the named executive officer and 401(k) matching contributions.
(4)	Messrs. Bonnot and Sevalia were not named executive officers in 2020 and therefore the table does not include information for 2020 for them.

The total compensation included in the Summary Compensation Table above includes the aggregate grant date fair value of RSUs and PRSUs granted to the named executive officers regardless of whether any RSUs or PRSUs vested in 2021. There is no assurance that the grant date fair values reported in the Summary Compensation Table for these equity awards will be reflective of their actual economic value or that comparable amounts will ever be realized by our named executive officers.

Outstanding Equity Awards at December 31, 2021

The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2021, which consists solely of RSUs and PRSUs. None of our named executive officers hold any stock options.

Name	Number of Units of Stock That Have Not Vested(#)		Market Value of Units of Stock That Have Not Vested(6)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested(6)
Rajesh Vashist	476,520	(1)	$139,401,161
	17,415	(2)	$5,094,585
	1,689	(3)	$494,101
	18,101	(4)	$5,295,267
				9,051	(5)	$2,647,780
Lionel Bonnot	84,720	(1)	$24,783,990
	3,096	(2)	$905,704
	455	(3)	$133,106
	5,431	(4)	$1,588,785
				2,716	(5)	$794,539
Piyush Sevalia	84,720	(1)	$24,783,990
	3,096	(2)	$905,704
	475	(3)	$138,957
	5,431	(4)	$1,588,785
				2,716	(5)	$794,539

(1)

The restricted stock unit award was granted pursuant to our 2019 Stock Incentive Plan, with 1/20 of the RSUs vesting in equal quarterly installments beginning on February 20, 2020 and on each of February 20, May 20, August 20, and November 20 thereafter, subject to continued service on each such vesting date.

(2)

The restricted stock unit award was granted pursuant to our 2019 Stock Incentive Plan, with 15% of the RSUs vesting on August 20, 2020 and 1/20 of the RSUs vesting in equal quarterly installments on each November 20, February 20, May 20, and August 20 thereafter, subject to continued service on each such vesting date.

(3)

The restricted stock unit award was granted pursuant to our 2019 Stock Incentive Plan, with 50% of the RSUs vesting on August 20, 2021 and the remaining 50% of the RSUs vesting on February 20, 2022, subject to continued service on each such vesting date.

(4)

The restricted stock unit award was granted pursuant to our 2019 Stock Incentive Plan, with 6.25% of the RSUs vesting in equal quarterly installments beginning on February 20, 2022 and on each of May 20, August 20, November 20, and February 20 thereafter, subject to continued service on each such vesting date.

(5)

These amounts represent the threshold number of shares that could be earned under the 2021 PRSUs. If earned and upon certification of the performance condition by the compensation committee, 25% of the certified number of shares of the PRSU will vest on the first quarterly vest date, and 6.25% of the certified number of shares of the PRSU will vest in equal quarterly installments on each February 20, May 20, August 20, and November 20 thereafter, subject to continued service on each such vesting date.

(6)

This column represents the fair market value of the shares underlying the RSUs and threshold number of shares that could be earned under the 2021 PRSUs as of December 31, 2021, based on the closing price of our common stock, as reported on the Nasdaq Global Market, of $292.54 per share on December 31, 2021.

Agreements with Our Named Executive Officers and Potential Payments Upon Termination or Change of Control

Below are descriptions of our employment agreements and offer letter agreements with our named executive officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary and eligibility for employee benefits. Furthermore, each of our executive officers has executed a form of our standard proprietary information and inventions assignment agreement.

Agreement with Rajesh Vashist

On October 21, 2014, we entered into an employment agreement with Rajesh Vashist, our Chief Executive Officer, which superseded and replaced Mr. Vashist’s previous employment agreement. Under Mr. Vashist’s agreement, we agreed to pay Mr. Vashist an initial annual base salary of $425,000 and based on the assessment by our Board of Mr. Vashist’s performance and the attainment of annual company goals established by our Board in its sole discretion, and subject to Mr. Vashist’s employment through the payment date, an annual performance bonus of up to $300,000. In addition, under the employment agreement, as amended on June 14, 2016, Mr. Vashist agreed to provide advisory services of not more than 10 hours each month to MegaChips through June 30, 2020, regardless of his employment status with us.

On October 18, 2021, we entered into a letter agreement with Mr. Vashist in connection with his temporary assignment to our Netherlands office to support our international growth. For reasons related to COVID-19, Mr. Vashist’s temporary assignment was postponed to 2022 and no payments were made under this agreement in 2021. The temporary assignment is currently expected to last less than one year. The letter agreement provides for cost-of-living allowance, car lease, housing accommodation, travel expenses, and other expense reimbursement in connection with the temporary assignment.

Agreement with Lionel Bonnot

On January 27, 2018, we entered into an offer letter with Lionel Bonnot, our Executive Vice President, Worldwide Sales and Business Development, setting forth the initial terms of his employment. Pursuant to the agreement, Mr. Bonnot was entitled to an initial annual base salary of $260,000, and eligible to participate in the bonus plan with an annual performance target bonus of up to $100,000.

Agreement with Piyush Sevalia

On October 20, 2014, we entered into an offer letter with Piyush Sevalia, our Executive Vice President, Marketing, setting forth the initial terms of his employment. Pursuant to the agreement, Mr. Sevalia was entitled to an initial annual base salary of $300,000, and eligible to participate in the bonus plan.

Potential Payments upon Termination or Change of Control

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for them to find comparable employment within a short period of time and because it allows for an orderly transition on termination of employment, which is in SiTime’s best interest. We also believe that it is important to protect our named executive officers in the event of a change of control transaction involving us, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change of control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interest of our stockholders.

Accordingly, on November 6, 2019, our Board and our sole stockholder, as of November 6, 2019, approved forms of change of control and severance agreements, which became effective prior to the closing of our initial public offering, for our Chief Executive Officer and for our other executive officers. These agreements generally provide for severance benefits upon a qualifying termination of employment and in connection with a change of control, as described below. Once effective, these agreements superseded all prior change of control and severance agreements between us and the executive officers.

Under Mr. Vashist’s form of change of control and severance agreement, in the event Mr. Vashist undergoes an Involuntary Termination (as defined in that agreement), he will be entitled to receive: (1) a lump sum equal to his annual base salary, plus his target bonus as in effect on the date of his termination, (2) reimbursement of COBRA premiums for up to one year following termination, and (3) acceleration of all his unvested equity awards. If Mr. Vashist remains employed with us through the close of a change of control, Mr. Vashist will be entitled to receive acceleration of all his unvested equity awards. If he undergoes an Involuntary Termination in connection with a change of control, he will become entitled to receive: (1) a lump sum equal to two times the sum of his annual base salary and target bonus as in effect on the date of termination, (2) reimbursement of COBRA premiums for up to 18 months following termination, and (3) acceleration of all his unvested equity awards, provided that these change of control severance benefits will be offset by any non-change of control severance benefits already paid. Further, in the event of Mr. Vashist’s death or disability, all of his unvested equity awards will accelerate. Mr. Vashist’s severance benefits are conditioned on his timely execution of an effective release of claims.

For purposes of the 2021 PRSU for Mr. Vashist, notwithstanding his change of control and severance agreement, no shares will accelerate in the event he undergoes an Involuntary Termination apart from a change of control. In the event a change of control occurs in 2022 or in the event of Mr. Vashist’s death or disability in 2022, the maximum shares subject to the 2021 PRSU will accelerate. In the event a change of control occurs after 2022, the number of shares certified by the compensation committee for the 2021 PRSU, minus any shares that have already vested, will accelerate.

For purposes of the 2022 PRSUs for Mr. Vashist, in the event a change of control occurs during the performance period the performance goals for the 2022 PRSU will be recalculated and the compensation committee will then determine the number of shares subject to the 2022 PRSU that are eligible to vest based on the per share consideration in the change of control. In the event Mr. Vashist undergoes an Involuntary Termination apart from a change of control, only shares subject to the 2022 PRSU related to a performance goal already achieved but not yet vested may accelerate pursuant to his change of control and severance agreement. In event of a change of control during the performance period and Mr. Vashist undergoes an Involuntary Termination within the period of three months prior to 12 months following the change of control, the shares subject to the 2022 PRSU related to a performance goal already achieved but not yet vested will accelerate and the shares eligible to vest pursuant to recalculated performance goals will accelerate. Notwithstanding his change of control and severance agreement, for purposes of the 2022 PRSU no unvested shares accelerate upon (i) Mr. Vashist’s death or disability, and (ii) a change of control without an Involuntary Termination.

Under the form of change of control and severance agreement applicable to all other executive officers, in the event such an officer undergoes an Involuntary Termination (as defined in that agreement), that officer will be entitled to receive: (1) a lump sum equal to six months of that officer’s annual base salary as in effect on the date of termination; (2) reimbursement of COBRA premiums for up to six months following termination; and (3) acceleration of 12 months of unvested equity awards. If the executive officer undergoes an Involuntary

Termination in connection with a change of control, that officer will become entitled to receive: (1) a lump sum equal to that officer’s annual base salary, plus their target bonus as in effect on the date of termination, (2) reimbursement of COBRA premiums for up to one year following termination, and (3) acceleration of all unvested equity awards, provided these change of control severance benefits will be offset by any non-change of control severance benefits already paid. All severance benefits are conditioned on the officer’s timely execution of an effective release of claims.

For purposes of the 2021 PRSU for Messrs. Bonnot and Sevalia, notwithstanding their change of control and severance agreement, no shares will accelerate in the event he undergoes an Involuntary Termination apart from a change of control. In the event a change of control occurs in 2022 and he undergoes an Involuntary Termination within the period of three months prior to 12 months following the change of control, the maximum shares subject to the 2021 PRSU will accelerate. In the event a change of control occurs after 2022 and he undergoes an Involuntary Termination within the period of three months prior to 12 months following the change of control, the number of shares certified by the compensation committee for the 2021 PRSU, minus any shares that have already vested, will accelerate.

For purposes of the 2022 PRSUs for Messrs. Bonnot and Sevalia, in the event a change of control occurs during the performance period the performance goals for the 2022 PRSU will be recalculated and the compensation committee will then determine the number of shares subject to the 2022 PRSU that are eligible to vest based on the per share consideration in the change of control. In the event Messrs. Bonnot or Sevalia undergo an Involuntary Termination apart from a change of control, only shares subject to the 2022 PRSU related to a performance goal already achieved but not yet vested may accelerate pursuant to his change of control and severance agreement. In event of a change of control during the performance period and Messrs. Bonnot or Sevalia undergoes an Involuntary Termination within the period of three months prior to 12 months following the change of control, the shares subject to the 2022 PRSU related to a performance goal already achieved but not yet vested will accelerate and the shares eligible to vest pursuant to recalculated performance goals will accelerate.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. As of December 31, 2021, we did not have any equity compensation plans that were not approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by stockholders(1)	2,227,197	—	361,980
Equity compensation plans not approved by stockholders	—	—	—

Total	2,227,197	—	361,980

(1)

Consists solely of our 2019 Stock Incentive Plan (the “2019 Stock Plan”). The 2019 Stock Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2020, equal to the lesser of (i) 3% of the number of shares of common stock outstanding on the last day of the immediately preceding year, or (ii) if our Board acts prior to the first day of the year, such lesser amount that our Board determines for purposes of the annual increase of the year such number as determined by the plan administrator. As of January 1, 2022, the 2019 Stock Plan was increased by 624,742 shares pursuant to such evergreen provision. We have only granted RSUs from the 2019 Stock Plan, which have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2020 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive Compensation.”

Agreements with MegaChips

In November 2014, we were acquired by MegaChips, and as a result of the acquisition, became a wholly owned subsidiary of MegaChips. On November 25, 2019, we completed the initial public offering of shares of our common stock. As of March 31, 2022, MegaChips owned approximately 23.8% of our outstanding common stock.

Loan Agreements

On September 13, 2016, we entered into a loan agreement with MegaChips (the “MegaChips Loan Agreement”), which provided for a credit limit of up to $30.0 million. Loans under the MegaChips Loan Agreement bear interest at a rate equal to the interest rate at which MegaChips procured the funds from Sumitomo Mitsui Banking Corporation (“SMBC”), plus 0.09%. Interest for each loan is due on the maturity date of each loan. Each loan drawn from MegaChips had an initial three-month term, which term was renewed on maturity. MegaChips has discretion whether to accept our request for a loan under the MegaChips Loan Agreement. Effective August 2020, we terminated our loan agreement with MegaChips. The largest aggregate amount of principal outstanding under the MegaChips Loan Agreement from January 2019 through August 2020 was $3.0 million. From January 1, 2019 through December 31, 2020, we repaid $3.0 million of principal and $0.1 million of interest under the MegaChips Loan Agreement.

On August 31, 2015, we entered into a bank transaction agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“MUFG”) with an aggregate principal amount of up to $20.0 million, which was subsequently increased to $50.0 million. In July 2020, we paid down all then outstanding loans with MUFG of $35.0 million and cancelled the line of credit with MUFG. From January 1, 2019 through December 31, 2020, the largest aggregate amount of principal outstanding under the MUFG Revolving Line of Credit was $50.0 million, and during that time period we repaid a total of $76.0 million in principal and $1.7 million in interest.

On September 22, 2017, we entered into an uncommitted and revolving credit line agreement with SMBC with an aggregate principal amount of up to $20.0 million. Effective September 2020, we closed our revolving credit line with SMBC. From January 2019 through September 2020, the largest aggregate amount of principal outstanding under the SMBC Revolving Credit Line was $2.0 million, and during that time period we repaid $2.0 million in principal and $0.1 million in interest.

Our revolving lines of credit with MUFG and SMBC were each guaranteed by MegaChips, however, effective June 30, 2020, the MegaChips guarantee for the revolving line of credit with MUFG was terminated and effective September 2020, we closed the revolving line of credit with SMBC.

Commercial Agreements

On April 1, 2015, we entered into a distribution agreement with MegaChips, (the “Distribution Agreement”). We and MegaChips mutually terminated the Distribution Agreement effective November 3, 2021. Under the Distribution Agreement, MegaChips served as a sales representative and had the exclusive right to promote, market, and sell our products in Japan for a commission rate of 6%, and was to provide sales facilities and sales personnel in Japan for our products. In January 2019, the commission rate under the Distribution Agreement was reduced from 6% to 4%. We agreed to indemnify MegaChips for any infringement of intellectual property, and MegaChips agreed to indemnify us in connection with any breach of this agreement, negligence, and representations or statements not specifically authorized by us. In 2020, we sold approximately $5.7 million, in products, and paid MegaChips sales commissions of $0.2 million, under this agreement. In 2021, we sold approximately $8.2 million, in products, and paid MegaChips sales commissions of $0.3 million, under this agreement. We believe the commission percentages paid to MegaChips were generally comparable to those paid to our other sales representatives and were generally no less favorable to us than those that could be obtained in similar transactions with unaffiliated third parties.

On March 15, 2019, we entered into an integration and purchase agreement with MegaChips (the “Integration and Purchase Agreement”), whereby we agreed to supply MegaChips with certain resonators for use in certain of MegaChips’ products, along with a license to use certain circuits with these resonators. Under the Integration and Purchase Agreement, we have agreed to indemnify MegaChips for any infringement of intellectual property, and MegaChips has agreed to indemnify us for any infringement of intellectual property based on MegaChips’ manufacturing process, product design, specification and/or instruction, or use of our resonators or circuits in combination with other products. Pricing under this agreement varies depending on the specification and minimum order quantity as set forth in any given purchase order. In addition, pricing may be adjusted depending on whether certain volume thresholds are exceeded. Minimum annual purchase requirements under this agreement may be triggered starting in 2021 in the event we determine we are likely to win a business transaction based on a third-party supplier’s product. From March 15, 2019 (the date of execution of the agreement) through December 31, 2021, we recognized revenue of approximately $0.1 million from MegaChips under this agreement. We believe that the general commercial terms of this agreement, including with respect to pricing and purchase commitments, are generally consistent with comparable terms under our purchase orders or similar arrangements with other customers, and are generally no less favorable to us than those that could be obtained in similar types of transactions with unrelated third parties. The term of the Integration and Purchase Agreement continues until March 15, 2025, and automatically renews unless terminated by either party with 90 days’ written notice.

On January 1, 2020, we entered into a services and secondment agreement with MegaChips LSI USA Corporation (“MCA”), a wholly-owned subsidiary of MegaChips, pursuant to which MCA seconded certain employees of MCA to perform foundry relations and software development services for SiTime for aggregate fees of $350,000 per year (the “Secondment Agreement”). The Secondment Agreement was terminated on August 31, 2021. As of December 31, 2021, we had paid MCA an aggregate of $634,000 under the Secondment Agreement. The Secondment Agreement was ratified and approved by our audit committee pursuant to our Related Person Transactions Policy. We believe the fees paid under this agreement were generally comparable to those paid to personnel performing similar services and were generally no less favorable to us than those that could be obtained in similar transactions with unaffiliated third parties.

On February 20, 2020, we entered into an asset purchase agreement with MegaChips Taiwan Corporation, a wholly-owned subsidiary of MegaChips, pursuant to which we purchased equipment for $55,000. The asset purchase agreement was ratified and approved by our audit committee pursuant to our Related Person Transactions Policy. We believe the purchase price to be no less favorable to us than could be obtained in a similar transaction with an unaffiliated third party.

On August 4, 2020, we entered into an asset purchase agreement with MegaChips pursuant to which we purchased equipment for approximately $140,000. The asset purchase agreement was approved by our audit committee pursuant to our Related Person Transactions Policy. We believe the purchase price to be no less favorable to us than could be obtained in a similar transaction with an unaffiliated third party.

On January 1, 2021, we entered into a lease agreement with MegaChips pursuant to which we lease a floor of office space in Japan for one year for approximately $3,500 per month ($42,000 for the year). We believe the rental fees to be no less favorable to us than could be obtained in a similar transaction with an unaffiliated third party.

On May 15, 2021, we entered into a consulting agreement (the “Consulting Agreement”) with Akira Takata, a member of our Board, for Mr. Takata to provide sales consulting services. On December 30, 2021, we amended the Consulting Agreement to extend Mr. Takata’s consulting services through December 31, 2022. Under the Consulting Agreement, as amended, Mr. Takata receives monthly cash fees of $5,000, reimbursement of expenses, and he received equity awards of 500 RSUs that fully vested on November 20, 2021, and 300 RSUs that fully vest on November 20, 2022, subject to his service through such date. The Consulting Agreement and amendment thereto were approved by our audit committee pursuant to our Related Person Transactions Policy.

Public Offerings

On June 16, 2020, we completed an underwritten public offering in which we issued and sold 1,525,000 shares of our common stock and MegaChips sold 2,500,000 shares of our common stock held by them, for total aggregate proceeds of $128.8 million before underwriting discounts and commissions. We, the representatives of the underwriters, and MegaChips entered into an underwriting agreement pursuant to which MegaChips sold their shares for approximately $80.0 million before underwriting discounts and commissions. In connection with the offering, MegaChips paid us approximately $0.6 million as reimbursement of their pro rata amount of the offering expenses based upon the portion of shares sold by MegaChips in the offering.

On February 22, 2021, we completed an underwritten public offering in which we issued and sold 1,500,000 shares of our common stock and MegaChips sold 1,500,000 shares of our common stock held by them, for total aggregate proceeds of $381.0 million before underwriting discounts and commissions. We, the representatives of the underwriters, and MegaChips entered into an underwriting agreement pursuant to which MegaChips sold their shares for approximately $190.5 million before underwriting discounts and commissions. In connection with the offering, MegaChips paid us approximately $0.4 million as reimbursement of their pro rata amount of the offering expenses based upon the portion of shares sold by MegaChips in the offering.

On November 10, 2021, we completed an underwritten public offering in which we issued and sold 1,300,000 shares of our common stock and MegaChips sold 1,000,000 shares of our common stock held by them, for total aggregate proceeds of $517.5 million before underwriting discounts and commissions. We, the representatives of the underwriters, and MegaChips entered into an underwriting agreement pursuant to which MegaChips sold their shares for approximately $225.0 million before underwriting discounts and commissions. In connection with the offering, MegaChips paid us approximately $0.3 million as reimbursement of their pro rata amount of the offering expenses based upon the portion of shares sold by MegaChips in the offering.

Policies and Procedures for Transactions with Related Persons

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director, or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, and including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, our audit committee considers the relevant available facts and circumstances, which may include, but not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests.

INDEMNIFICATION AGREEMENTS

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by SiTime under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The audit committee is a committee of the Board composed solely of independent directors as required by the listing standards of Nasdaq and rules and regulations of the SEC. The audit committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving SiTime’s accounting, auditing, financial reporting, and internal control. The audit committee charter is available on SiTime’s website at www.SiTime.com. The composition and responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

SiTime’s management is responsible for establishing and maintaining internal controls, establishing processes and procedures to facilitate compliance with accounting standards and applicable laws and regulations, and preparing SiTime’s financial statements. SiTime’s independent registered public accountants are responsible for performing an independent audit of SiTime’s financial statements and to issue a report thereon. The audit committee is responsible for overseeing the conduct of these activities by SiTime’s management and the independent registered public accountants.

The audit committee has discussed with the independent registered public accountants matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the independent registered public accountants provided to the audit committee the written disclosures and letter from the independent registered public accountants as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the audit committee concerning independence and has discussed such accountants’ independence from SiTime and its management.

The audit committee has discussed with SiTime’s management and its independent registered public accountants, with and without management present, the audited financial statements and their evaluations of SiTime’s internal accounting controls and the overall quality of SiTime’s financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in SiTime’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

Raman K. Chitkara

Torsten G. Kreindl

Edward H. Frank

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wishes to present a proposal to be included in our proxy statement for the 2023 annual meeting of stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary no later than December 20, 2022; however, if the 2023 annual meeting is called for a date that is before May 3, 2023 or after July 2, 2023, notice by the stockholder must be received by SiTime’s Corporate Secretary a reasonable time before we begin to print and send our proxy materials. Proposals we receive not in compliance with this requirement will not be included in the proxy statement. We urge stockholders to submit proposals by certified mail—return receipt requested.

A stockholder proposal not included in our proxy statement for the 2023 annual meeting of stockholders will be ineligible for presentation at the 2023 annual meeting of stockholders unless the stockholder gives timely notice of the proposal in writing to the Corporate Secretary at the principal executive offices of SiTime Corporation in accordance with our bylaws. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not more than 120 days nor less than 90 days prior to the first anniversary date of the this proxy statement; provided, however, that if the date of the 2023 annual meeting of stockholders is before May 3, 2023 or after July 2, 2023, we must receive the stockholder’s notice not later than the close of business on the later of the 90th day prior to the 2023 annual meeting and the 10th day after the day on which we first make public announcement of the date of the 2023 annual meeting.

The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary at 5451 Patrick Henry Drive, Santa Clara, California 95054, or call our Investor Relations department at (408) 328-4400 and we will promptly send you what you have requested. You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

Our Board does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

While the Annual Meeting will be held in virtual meeting format only this year in light of COVID-19, and while we believe that the virtual meeting format will expand stockholder access and participation and improve communications, we have not decided if we will use a virtual meeting only format for future meetings. We appreciate your continued support, and we hope that you and yours will stay safe and healthy.

Whether or not you intend to attend the Annual Meeting, we urge you to please promptly vote via the Internet or by telephone, or if you receive a paper proxy card, please promptly submit your proxy by dating, signing, and returning the enclosed proxy card in the enclosed postage-prepaid envelope, to ensure that your votes are counted.

By:	/s/ Rajesh Vashist
Rajesh Vashist
Chairman, President and Chief Executive Officer

April 20, 2022

A copy of SiTime’s Annual Report on Form 10-K for the year ended December 31, 2021 is available without charge upon written request to: SiTime Corporation at 5451 Patrick Henry Drive, Santa Clara, California 95054, Attention: Investor Relations. We will provide copies of exhibits to the Annual Report on Form 10-K, if requested, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that as of April 8, 2022, the stockholder was entitled to vote at the Annual Meeting.

Si Time Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59pm PDT on June 1, 2022 Online Go to www.investorvote.com/SITM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SITM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 4, and for 1 YEAR on Proposal 3. 1. Election of Directors: 01—Raman K. Chitkara For Withhold For Withhold For Withhold 02—Katherine E. Schuelke 03—Rajesh Vashist 2. To approve, on an advisory basis, the compensation of SiTime’s named executive officers as disclosed in SiTime’s proxy statement. For Against Abstain 3. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of SiTime’s named executive officers. 1 Year 2 Years 3 Years Abstain 4. To ratify the appointment of BDO USA, LLP as SiTime’s independent registered public accounting firm for the fiscal year ending December 31, 2022. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX

The 2022 Annual Meeting of Stockholders of Si Time Corporation will be held on June 2, 2022 at 9:00am PT, virtually via the internet at meetnow.global/MKKF9SJ To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.investorvote.com/SITM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SITM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Si Time Corporation Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — June 2, 2022 Arthur D. Chad wick and Vincent P. Pangrazio, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Si Time Corporation to be held on June 2, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in the manner directed herein by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each of the nominees for director named in Proposal 1, FOR Proposals 2 and 4, and for 1 YEAR on Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.